                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-72791

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 1, 1999)
                                                                 [BANK ONE LOGO]

                                $10,000,000,000

                              BANK ONE CORPORATION
       One First National Plaza, Chicago, Illinois 60670 - (312) 732-4000

                          MEDIUM-TERM NOTES, SERIES B

                            ------------------------

                   Due Nine Months or More from Date of Issue

                            ------------------------

     BANK ONE CORPORATION MAY OFFER FROM TIME TO TIME MEDIUM-TERM NOTES. THE SPECIFIC TERMS OF ANY NOTES OFFERED WILL BE INCLUDED IN A PRICING SUPPLEMENT. UNLESS THE PRICING SUPPLEMENT PROVIDES OTHERWISE, THE NOTES OFFERED WILL HAVE THE FOLLOWING GENERAL TERMS:

-  THE NOTES WILL MATURE IN 9 MONTHS OR MORE FROM THE DATE OF ISSUE.

-  THE NOTES MAY BE SENIOR OR SUBORDINATED IN PRIORITY OF PAYMENT.

- THE NOTES WILL BEAR INTEREST AT EITHER A FIXED OR A FLOATING RATE. FLOATING RATE INTEREST WILL BE BASED ON:
    -  CD RATE
    -  CMT RATE
    -  COMMERCIAL PAPER RATE
    -  FEDERAL FUNDS RATE
    -  LIBOR
    -  PRIME RATE
    -  TREASURY RATE
    -  ANY OTHER RATE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT.
- FIXED RATE INTEREST WILL BE PAID ON MARCH 15 AND SEPTEMBER 15, ACCRUING FROM THE DATE OF ISSUE.

- FLOATING RATE INTEREST WILL BE PAID ON THE DATES STATED IN THE APPLICABLE PRICING SUPPLEMENT.

- THE NOTES WILL BE HELD IN GLOBAL FORM BY THE DEPOSITORY TRUST COMPANY, UNLESS OTHERWISE SPECIFIED.

- THE NOTES MAY BE EITHER CALLABLE BY US OR PUTTABLE BY YOU IF SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT.

- THE NOTES WILL BE DENOMINATED IN U.S. DOLLARS AND HAVE MINIMUM DENOMINATIONS OF $1,000, UNLESS OTHERWISE SPECIFIED.

                            ------------------------

                                    PRICE TO                   DISCOUNTS AND                           PROCEEDS TO
                                     PUBLIC                     COMMISSIONS                              COMPANY
                                    --------                   -------------                           -----------
Per Note..................            100%                      .125%-.750%                          99.875%-99.250%
Total.....................      $10,000,000,000           $12,500,000-$75,000,000             $9,987,500,000-$9,925,000,000

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Offers to purchase the notes are being solicited from time to time by the agents listed below. The agents have agreed to use their reasonable efforts to sell the notes. There is no established trading market for the notes and there can be no assurance that a secondary market for the notes will develop.

The notes are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are not secured.

                            ------------------------

MORGAN STANLEY DEAN WITTER                          BANC ONE CAPITAL MARKETS, INC.
BEAR, STEARNS & CO. INC.                                     CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON                                    GOLDMAN, SACHS & CO.
LEHMAN BROTHERS                                                MERRILL LYNCH & CO.
J.P. MORGAN & CO.                                             SALOMON SMITH BARNEY



April 1, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT
About this Prospectus Supplement; Pricing Supplements.......   S-3
Important Currency Information..............................   S-3
Description of Notes........................................   S-4
Certain United States Federal Income Tax Considerations.....  S-19
Supplemental Plan of Distribution...........................  S-25
Legal Opinions..............................................  S-26
PROSPECTUS
About this Prospectus.......................................     2
Where You Can Find More Information.........................     2
Forward-looking Statements..................................     3
BANK ONE CORPORATION........................................     4
Ratio of Earnings to Fixed Charges..........................     4
Use of Proceeds.............................................     4
Regulatory Matters..........................................     5
Description of Debt Securities..............................     9
Senior Securities...........................................    14
Subordinated Securities.....................................    15
Description of Debt Warrants................................    19
Description of Currency Warrants............................    21
Description of Stock-Index Warrants.........................    22
Description of Other Warrants...............................    24
Description of Preferred Stock..............................    25
Description of Depositary Shares............................    29
Description of Existing Preferred Stock and Preferred
  Purchase Units............................................    32
Description of Preferred Stock Warrants.....................    33
Description of Common Stock Warrants........................    34
Description of Common Stock.................................    35
Plan of Distribution........................................    36
Legal Opinions..............................................    38
Experts.....................................................    38

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus We are offering to sell notes and making offers to buy notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the notes. In this prospectus, the "Company" "we," "us" and "our" refer to BANK ONE CORPORATION.

This prospectus supplement and the attached prospectus and pricing supplement may be used by affiliates of the Company, including Banc One Capital Markets, Inc., in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales by these affiliates will be made at prices related to market prices at the time of sale.

                       ABOUT THIS PROSPECTUS SUPPLEMENT;
                              PRICING SUPPLEMENTS

     The Company may use this Prospectus Supplement, together with the attached Prospectus and an attached pricing supplement, to offer our Medium-Term Notes, Series B, from time to time. The total initial public offering price of Notes that may be offered by use of this Prospectus Supplement is $10,000,000,000 (or the equivalent in foreign or composite currencies). That amount will be reduced by the amount of any other securities issued under our shelf registration statement (File No. 333-72791)(the "Registration Statement").

     This Prospectus Supplement sets forth certain terms of the Notes that we may offer. It supplements the description of the Debt Securities, Senior Securities and Subordinated Securities contained in the attached Prospectus. If information in this Prospectus Supplement is inconsistent with the Prospectus, this Prospectus Supplement will apply and will supersede that information in the Prospectus.

     Each time we issue Notes, we will attach a pricing supplement to this Prospectus Supplement. The pricing supplement will contain the specific description of the Notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this Prospectus Supplement or the attached Prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any Note, that is inconsistent with this Prospectus Supplement will apply and will supersede that information in this Prospectus Supplement.

     It is important for you to read and consider all information contained in this Prospectus Supplement and the attached Prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information" on page 2 of the attached Prospectus.

     If we use a capitalized term in this Prospectus Supplement and do not define the term in this document, it is defined in the Prospectus.

                         IMPORTANT CURRENCY INFORMATION

     The applicable pricing supplement will describe certain provisions for Notes not denominated in U.S. dollars. The pricing supplement will specify the currency or currencies, including composite currencies, in which the principal, premium, if any, and interest, if any, with respect to such Note are to be paid. The pricing supplement will also describe any other relevant terms relating to the non-U.S. dollar denomination, including exchange rates for the foreign currency as against the U.S. dollar at selected times during the last five years and any exchange controls affecting such currency.

     You are required to pay for each Note in the currency specified by the Company. You may ask an Agent to use its reasonable best efforts to arrange for the exchange of U.S. dollars into the specified currency to enable you to pay for such Note. You must make this request on or before the third Business Day preceding the delivery date for such Note or by a later date if allowed by the Agent. Each exchange will be made on the terms and conditions established by the Agent and all costs will be paid by you.

     Likewise, if the applicable pricing supplement for a Note provides for payments on a foreign currency denominated Note to be made in U.S. dollars or for payments on a U.S. dollar denominated note to be made in a foreign currency, the conversion between the foreign currency into U.S. dollars and vice versa will be handled by the Exchange Rate Agent identified in the Pricing Supplement. Any Agent may act as Exchange Rate Agent for a particular Note. The costs of such conversion among currencies will be paid by the holder of the Note through deductions from such payments.

     Reference in this Prospectus Supplement to "U.S. dollars" or "U.S.$" or "$" are to the currency of the United States of America.

                              DESCRIPTION OF NOTES

GENERAL

     The Notes (which are referred to in the accompanying Prospectus as "Debt Securities") will be issued under either (i) an Indenture originally between BANC ONE CORPORATION ("BANC ONE") and The Chase Manhattan Bank, as trustee (the "Trustee"), dated as of March 3, 1997, as supplemented by a First Supplemental Indenture, dated as of October 2, 1998, between the Company and the Trustee, (as so supplemented, the "Senior Indenture"), or (ii) an Indenture originally between BANC ONE and the Trustee dated as of March 3, 1997, as supplemented by a First Supplemental Indenture, dated as of October 2, 1998, between the Company and the Trustee (as so supplemented, the "Subordinated Indenture"). Each Indenture is more fully described in the accompanying Prospectus. Notes issued under the Senior Indenture will be Senior Securities and Notes issued under the Subordinated Indenture will be Subordinated Securities, each as more fully described in the accompanying Prospectus.

     The following summaries of certain provisions of the Indentures are not complete, are subject to, and are qualified in their entirety by reference to, all of the provisions of each Indenture, including the definitions therein of certain terms. The terms and conditions set forth below will apply to each Note unless otherwise specified in the applicable pricing supplement for such Note (each, a "Pricing Supplement"). References to interest payments and interest-related information do not apply to Zero-Coupon Notes (as defined below).

     Neither Indenture limits the aggregate principal amount of Debt Securities which may be issued under it. Each Indenture provides that Debt Securities may be issued in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. The Company may, without the consent of the Holders of the Notes, provide for the issuance of additional Notes or other Debt Securities under either Indenture. As used herein, "Holder" includes the Depository (as hereinafter defined) with respect to Notes issued in book-entry form.

     All Senior Securities, including the Notes issued and to be issued under the Senior Indenture, will be unsecured and will rank pari passu with all other Senior Securities issued or to be issued under the Senior Indenture and all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. All Subordinated Securities, including the Notes issued and to be issued under the Subordinated Indenture, will be unsecured and subordinated as set forth in the accompanying Prospectus under the heading "Subordinated Securities -- Subordination".

     The Notes offered by this Prospectus Supplement will constitute a single series of Senior Securities for purposes of the Senior Indenture and a single series of Subordinated Securities for purposes of the Subordinated Indenture. Both such series shall be limited to Notes issued for proceeds of up to $10,000,000,000 or the equivalent thereof in foreign currencies or composite currencies on a combined basis. For the purpose of this Prospectus Supplement (other than "Certain United States Federal Income Tax Considerations"), (i) the principal amount of any Original Issue Discount Note (as defined herein) means the Issue Price (as defined herein) of such Note, and (ii) the principal amount of a Note issued in a foreign currency or composite currency means the U.S. dollar equivalent on the date of issue of the Issue Price of such Note.

     The Notes will be offered on a continuing basis and will mature on any Business Day (as hereinafter defined) nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption or repayment prior to maturity as set forth under "Redemption and Repayment". Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will mature on an Interest Payment Date (as hereinafter defined). Each Note will bear interest at either (a) a fixed rate, which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity, or (b) a floating rate determined by reference to a Base Rate (as hereinafter defined), which may be adjusted by adding or subtracting the Spread or multiplying by the Spread Multiplier.

     Except as may be specified for Notes denominated in foreign or composite currencies or as otherwise provided in the applicable Pricing Supplement, the Notes will be issued only in fully registered form in U.S. dollar denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If a Note is to be issued in a foreign currency or composite currency, unless a higher minimum denomination is required by applicable law, such Note will be issued in denominations of the equivalent of U.S. $1,000 (rounded down to an integral multiple of 1,000 units of such foreign currency or composite currency) or any amount in excess thereof which is an integral multiple of 1,000 units of such foreign currency or composite currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day (as defined below) immediately preceding the date of issuance.

     Unless otherwise provided in an applicable Pricing Supplement, the Notes will be issued in book-entry form only through the facilities of The Depository Trust Company (the "Depository") and will be registered in the name of the nominee of the Depository. Transfers or exchanges of the Notes may only be effected through a participating member of the Depository. So long as the Depository or its nominee is the registered owner of a Note, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Note for all purposes under the applicable Indenture. Except as set forth under "-- Book-Entry Notes" below, no Note issued in book-entry form will be issuable in certificated form.

     The Pricing Supplement relating to each Note will describe the following terms:

     (1) the specified currency with respect to such Note (and, if such currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations);

     (2) whether such Note is a Senior Security or a Subordinated Security;

     (3) whether such Note is a Fixed Rate Note or a Floating Rate Note;

     (4) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price");

     (5) the date on which such Note will be issued;

     (6) the date on which such Note will mature;

     (7) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any;

     (8) if such Note is a Floating Rate Note, the interest rate basis, the Initial Interest Rate, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the maximum interest rate and the minimum interest rate, if any, and the Spread and/or Spread Multiplier, if any, (all as defined below) and any other terms relating to the particular method of calculating the interest rate for such Note;

     (9) whether such Note may be redeemed or repaid prior to the maturity date, and, if so, the provisions relating to such redemption or payment; and

     (10) any other terms of such Notes not inconsistent with the provisions of the related Indenture.

PAYMENT OF PRINCIPAL AND INTEREST

     Unless otherwise specified in the applicable Pricing Supplement, payments of principal and premium, if any, and interest on any Note will be made in the currency or composite currency in which such Note is denominated.

     A Note, including any Zero-Coupon Note, is an "Original Issue Discount Note" if (a) it is issued at a price lower than the stated principal amount thereof, or (b) it is otherwise issued with original issue discount for United States Federal income tax purposes. In the event of redemption or acceleration of the maturity of an Original Issue Discount Note, the amount payable to the Holder upon such redemption or acceleration will be determined in accordance with the terms of such Note, and may be an amount less than the amount payable at the stated maturity thereof. For a discussion of Federal income tax considerations with respect to

Original Issue Discount Notes, see "Certain United States Federal Income Tax Considerations -- U.S. Holders -- Original Issue Discount".

     Interest will be payable on each date specified in the applicable Note on which an installment of interest is due and payable (an "Interest Payment Date") and at maturity (or, if applicable, upon redemption or repayment). If the original issue date of a Note is between a Regular Record Date (as hereinafter defined) and an Interest Payment Date, the initial interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Interest payments, which may be zero in the case of Zero-Coupon Notes, will be in the amount of interest accrued during the period from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid with respect to such Note), to but excluding the applicable Interest Payment Date (an "Interest Accrual Period").

     Payments on Notes issued in book-entry form will be made to the Depository. See "-- Book-Entry Notes" below. Interest on any Notes issued in certificated form will be payable at the office of The First National Bank of Chicago, the Company's Paying Agent and Note Registrar, currently located at One First National Plaza, Chicago, Illinois 60670, provided that payment of interest, other than interest at maturity or upon earlier redemption or repayment, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Note Register at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. The principal, interest and premium, if any, payable at maturity or upon earlier redemption or repayment in respect of each Note, if any, issued in certificated form will be paid in immediately available funds against presentation of the Note at the office of The First National Bank of Chicago, One First National Plaza, Chicago, Illinois 60670.

     Unless otherwise specified in a Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded in the case of U.S. dollars to the nearest cent (with one-half cent being rounded upward) or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

     Interest rates, or interest rate formulas, are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in a single transaction.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from the date of issue at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable semiannually in arrears on March 15 and September 15 of each year, to the persons in whose names the Notes are registered at the close of business on the first calendar day (whether or not a Business Day) of the month in which such Interest Payment Date occurs (the "Regular Record Date"). Interest is also payable at maturity (or, if applicable, upon redemption or repayment). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the maturity date (or the date of redemption or repayment) of a Fixed Rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no additional interest will accrue as a result of such delayed payment. When used with respect to Fixed Rate Notes, "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in The City of New York and the city of Chicago, Illinois are open for business, and with respect to Notes denominated in any foreign currency, on which banking institutions in the principal financial center of the country of the foreign currency are open for business.

FLOATING RATE NOTES

     Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will be issued as described below. Interest on Floating Rates Notes will be determined by reference to a "Base Rate", which may be the "CD Rate" ("CD Rate Notes"), the "Commercial Paper Rate" ("Commercial Paper Rate Notes"), the "Federal Funds Rate" ("Federal Funds Rate Notes"), "LIBOR" ("LIBOR Notes"), the "Prime Rate" ("Prime Rate Notes"), the "Treasury Rate" ("Treasury Rate Notes"), the "CMT Rate" ("CMT Rate Notes") or such other Base Rate as is set forth in the applicable Pricing Supplement and Note, based upon the Index Maturity and adjusted by a Spread or Spread Multiplier, if any, as specified in the applicable Pricing Supplement.

     The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Base Rate is calculated. The "Spread" is the number of basis points above or below the Base Rate applicable to a Floating Rate Note, and the "Spread Multiplier" is the percentage of the Base Rate applicable to the interest rate for such Floating Rate Note. The Spread, Spread Multiplier, Index Maturity and other variable terms of the Floating Rate Notes are subject to change by the Company from time to time, but no such change will affect any Floating Rate Note theretofore issued or as to which an offer has been accepted by the Company.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually, annually or otherwise (each, an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the "Interest Reset Date" will be:

     - in the case of Floating Rate Notes which reset daily, each Business Day;

     - in the case of Floating Rate Notes which reset weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes, which reset on the Tuesday of each week, except as specified below);

     - in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month;

     - in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December;

     - in the case of Floating Rate Notes which reset semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and

     - in the case of Floating Rate Notes which reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement.

     The interest rate in effect from the date of issue to the first Interest Reset Date (the "Initial Interest Rate") will be as set forth in the applicable Pricing Supplement.

     If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the next preceding Business Day. When used with respect to Floating Rate Notes,

     "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) a day on which banking institutions in the City of New York and the city of Chicago, Illinois are open for business, (ii) with respect to Notes denominated in a foreign currency other than euro, a day on which banking institutions in the principal financial center of the country of the foreign currency are open for business,
(iii) with respect to Notes denominated in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open, and (iv) with respect to LIBOR Notes, a London Banking Day (as defined below).

     The interest rate applicable to each Interest Accrual Period commencing on an Interest Reset Date will be the rate determined by reference to the applicable Base Rate determined as of the "Interest Determination

Date". If the Base Rate is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate or the CMT Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day preceding the Interest Reset Date. If the Base Rate is LIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second London Banking Day preceding the Interest Reset Date. If the Base Rate is the Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the day of the week in which the Interest Reset Date falls on which Treasury bills normally would be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction falls on any Interest Reset Date, then the Interest Reset Date will instead be the first Business Day following such auction.

     A Floating Rate Note may also have either or both of the following: (i) a maximum limit, or ceiling, on the rate of interest which may be applicable during any Interest Accrual Period; and (ii) a minimum limit, or floor, on the rate of interest which may be applicable during any Interest Accrual Period. In addition to any specified maximum interest rate which may be applicable to any Floating Rate Note, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. The limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

     Each Floating Rate Note will bear interest from the date of issue at the rates determined as described below until the principal thereof is paid or made available for payment. Except as provided below or in the applicable Pricing Supplement, interest will be payable:

     - in the case of Floating Rate Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year;

     - in the case of Floating Rate Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year;

     - in the case of Floating Rate Notes which reset semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement;

     - in the case of Floating Rate Notes which reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement;

     - and, in each case, at maturity (or, if applicable, upon redemption or repayment).

     If any Interest Payment Date for any Floating Rate Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day with respect to such LIBOR Note. If the maturity date (or date of redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest will accrue as a result of such delayed payment.

     The "Regular Record Date" with respect to Floating Rate Notes will be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date.

     Accrued interest on each Floating Rate Note is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding together the interest factors calculated for each day from and including the date of issue, or from but excluding the last date for which interest has been paid, to and including the date for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes and CMT Rate Notes.

     The applicable Pricing Supplement will specify a calculation agent (the "Calculation Agent") with respect to any issue of Floating Rate Notes. The Calculation Agent for each Interest Reset Date will determine the interest rate as described below. The Company will notify the Paying Agent of each determination of the Interest Rate applicable to any Floating Rate Note promptly after such determination is made. Upon the request of the Holder of any Floating Rate Note, the Paying Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. All calculations by the Calculation Agent of the interest rate on any Floating Rate Note shall be final and binding in the absence of manifest error. The "Calculation Date", where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date, redemption date, Optional Repayment Date or maturity.

     The Initial Interest Rate will be specified in the applicable Pricing Supplement. The interest rate that will become effective on each subsequent Interest Reset Date will be determined by the Calculation Agent as follows:

     CD Rate. CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note (a "CD Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)".

     The following procedures will be followed if the CD Rate cannot be determined as described above:

     - If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date, the CD Rate will be the rate on such CD Interest Determination Date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/ update, or any successor site or publication ("H.15 Daily Update"), for the day in respect of certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement under the caption "CDs (Secondary Market)".

     - If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in the denomination of $5,000,000.

     - If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate will remain the CD Rate then in effect on such CD Interest Determination Date.

     Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note (a "Commercial Paper Interest Determination Date"), the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper -- Nonfinancial".

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper of the Index Maturity specified in the applicable Pricing Supplement as published in H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial".

     - If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in New York City selected by the Calculation Agent (after consultation with the Company) for commercial paper of the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency.

     - If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will remain the Commercial Paper Rate then in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" will be a yield calculated in accordance with the following formula:

                                  D X 360 X 100
      Money Market Yield      =   -------------
                                  360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Federal Funds Rate. Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note (a "Federal Funds Interest Determination Date"), the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)".

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in H.15 Daily Update under the heading "Federal Funds/(Effective)".

     - If such rate is not yet published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent (after consultation with the Company) prior to 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date.

     - If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will remain the Federal Funds Rate then in effect on such Federal Funds Interest Determination Date.

     LIBOR. Notes will bear interest at the interest rates (calculated with reference to the London interbank offered rate ("LIBOR") and the Spread or Spread Multiplier, if any), and will be payable on the dates specified on the face of the LIBOR Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, LIBOR with respect to any Interest Reset Date will be determined by the Calculation Agent in accordance with the following provisions:

     With respect to an Interest Determination Date relating to a LIBOR Note (a "LIBOR Interest Determination Date") LIBOR will be either

     - If "LIBOR Reuters" is specified in the applicable Pricing Supplement, LIBOR will be the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination date.

     - If "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method of calculating LIBOR, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.

     - If neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, LIBOR will be calculated as if "LIBOR Telerate" had been specified.

     If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined as follows:

     - The Calculation Agent will request the principal London offices of each of four major reference banks in the London Interbank market as selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations.

     - If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the applicable Pricing Supplement, in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with the Company) for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time.

     - If the banks so selected by the Calculation Agent are not quoting as mentioned above, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Reuters Monitor Money Rates Service (or any successor service) for the purpose of displaying the London Interbank rates of major banks for the applicable Index Currency, (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Bridge Telerate, Inc. Service (or any successor service) ("Telerate") for the purpose of displaying the London Interbank rates of major banks for the applicable Index

Currency, or (c) if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement, "Designated LIBOR Page" means the display on Telerate for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

     "Principal Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of the relevant Notes is to be made or, solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to U.S. dollars, Deutsche marks, Italian lira, Swiss francs and Dutch guilders, the Principal Financial Center shall be the City of New York, Frankfurt, Milan, Zurich and Amsterdam, respectively.

     "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     Prime Rate. Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note (a "Prime Interest Determination Date"), the rate on such date as published in H.15(519) under the heading "Bank Prime Loan".

     The following procedures will be followed if the Prime Rate cannot be determined as described above:

     - If the rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on such Prime Interest Determination Date as published in H.15 Daily Update opposite the caption "Bank Prime Loan".

     - If the rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date, in either H.15 (519) or H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US Prime1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Interest Determination Date.

     - If fewer than four such rates but more than one such rate appear on the Reuters Screen US Prime1 Page for the Prime Interest Determination Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two major money center banks in New York City selected by the Calculation Agent (after consultation with the Company).

     - If fewer than two such rates appear on the Reuters Screen US Prime1 Page, the Calculation Agent will determine the Prime Rate on the basis of the rates furnished in New York City by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consultation with the Company) to provide such rate or rates.

     - If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Prime Interest Determination Date.

     "Reuters Screen US Prime1 Page" means the display designated as page "US Prime1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US Prime1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     Treasury Rate. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Rate Note (a "Treasury Interest Determination Date"), the rate applicable to the auction held on such date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as such rate appears on either the display designated as Page 56 or the display designated as Page 57 on Telerate under the heading "AVGE INVEST YIELD".

     The following procedures will be followed if the Treasury Rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, the Treasury Rate will be the auction average rate on such Treasury Interest Determination Date (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. Treasury bills are usually sold at auction on Monday of each week unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday.

     - In the event that the results of the auction of Treasury bills having the Index Maturity specified in the applicable Pricing Supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Interest Determination Date, then the Calculation Agent will determine the Treasury Rate to be the Bond Equivalent Yield of the rate set forth in H.15(519) for that day opposite the Index Maturity under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

     - If the above rate is not published in H.15(519) on the Calculation Date, the rate for that day will be the rate set forth in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying such rate, for that day in respect of the Index Maturity under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

     - If the above rate is not published in H.15(519), H.15 Daily Update or another recognized source, the Treasury Rate will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement.

     - If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Treasury Rate with respect to such Treasury Interest Determination Date will remain the Treasury Rate then in effect on such Treasury Interest Determination Date.

     CMT Rate. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in such CMT Rate Notes and any applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a CMT Rate Note (a "CMT Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.", under the column for the Designated CMT Maturity Index (as defined below) for:

     (i) If the Designated CMT Telerate Page is 7051, the rate on such CMT Interest Determination Date; and

     (ii) If the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related CMT Interest Determination Date occurs.

     The following procedures will be used if the CMT Rate cannot be determined as described above:

     - If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

     - If that rate is no longer published, or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     - If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent will determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in the City of New York selected by the Calculation Agent as described in the following sentence. The Calculation Agent will select five Reference Dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

     - If the Calculation Agent cannot obtain three such Treasury notes quotations, the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Interest Determination Date of three Reference Dealers in the City of New York (selected using the same method described above), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

     - If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

     - If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date.

     If two Treasury notes with an original maturity as described above, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Telerate (or any successor service) on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

ZERO-COUPON NOTES

     Notes may be issued in the form of Original Issue Discount Notes that do not provide any periodic payments of interest (the "Zero-Coupon Notes"). The specific terms of any Zero-Coupon Notes will be set forth in the applicable Pricing Supplement.

BOOK-ENTRY NOTES

     The Notes may be issued in whole or in part in the form of one or more fully registered Notes (each, a "Book-Entry Note") which will be deposited with, or on behalf of, the Depository and registered in the name of the Depository's nominee. Except as set forth below, a Book-Entry Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor. Book-Entry Notes will not be exchangeable for certificated Notes and, except under the conditions described below, will not otherwise be issuable in definitive form.

     The Depository has advised the Company and the Agents that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Depository was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants.

     Upon the issuance of Notes by the Company represented by a Book-Entry Note, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Book-Entry Note to the accounts of participants. The accounts to be credited shall be designated by the Agents or by the Company if such Notes are offered and sold directly by the Company.

     Payments of principal of and interest, if any, on the Book-Entry Note registered in the name of the Depository or its nominee will be made by the Company through the Paying Agent to the Depository or its nominee, as the case may be, as the registered owner of a Book-Entry Note. Neither the Company, the Trustee, any Paying Agent nor the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been advised that the Depository, upon receipt of any payment of principal or interest in respect of a Book-Entry Note, will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Book-Entry Note as shown on the records of the Depository. The Company expects that payments by participants to owners of beneficial interests in a Book-Entry Note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants.

     If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Notes in certificated form in exchange for each Book-Entry Note. In addition, the Company may at any time determine not to have Notes represented by one or more Book-Entry Notes, and, in such event, will issue Notes in certificated form in exchange for the Book-Entry Note or Notes representing such Notes. In any such instance, an owner of a beneficial interest in a Book-Entry Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 or, in the case of Notes denominated in a Specified Currency, unless a higher minimum denomination is required by applicable law, in denominations of the equivalent of U.S. $1,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency) or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, and will be issued in fully registered form only.

INDEXED NOTES

     Notes also may be issued with the principal amount payable at Maturity, premium, if any, and/or interest to be paid thereon to be determined with reference to the price or prices of specified commodities (including baskets of commodities or securities (including baskets of securities), interest rate indices, interest rate or exchange rate swap indices, the exchange rate of one or more specified currencies (including baskets of currencies or a composite currency) relative to an indexed currency, or such other price or exchange rate or other financial or non-financial index or indices (each an "Index") as may be specified in such Note ("Indexed Notes"), as set forth in a Pricing Supplement with respect to an Indexed Note. Holders of such Notes may receive a principal amount at Maturity that is greater than or less than the face amount of such Notes depending upon the relative value at Maturity of the specified Index. Information as to the method for determining the principal payable at Maturity and, where applicable, certain historical information with respect to the specified indexed item or items and tax considerations associated with an investment in Indexed Notes, will be set forth in the applicable Pricing Supplement with respect to an Indexed Note.

     Notwithstanding anything to the contrary contained herein or in the Prospectus, for purposes of determining the rights of a Holder of a Note Indexed as to principal in respect of voting for or against amendments to the indenture and modifications and the waiver or rights thereunder, the principal amount of such Indexed Note shall be deemed to be equal to the face amount thereof upon issuance. The amount of principal payable at Maturity will be specified in the applicable Pricing Supplement.

RENEWABLE NOTES

     The Company may also issue from time to time variable rate renewable notes (the "Renewable Notes") that will bear interest at the interest rate (calculated with reference to a Base Rate and the Spread and/or Spread Multiplier, if any) specified in the Renewable Notes and in the applicable Pricing Supplement.

     The Renewable Notes will mature on an Interest Payment Date as specified in the applicable Pricing Supplement (the "Initial Maturity Date"), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the Interest Payment Dates in June and December in each year (unless different Interest Payment Dates are specified in the applicable Pricing Supplement) (each such Interest Payment Date, an "Election Date"), the maturity of the Renewable Notes will be extended to the Interest Payment Date occurring twelve months after such Election Date, unless the holder elects to terminate the automatic extension of the maturity of the Renewable Notes (or of any portion thereof having a principal amount of $1,000 or any multiple of $1,000 in excess thereof) by delivering a notice to such effect to the Paying Agent not less than nor more than a number of days to be specified in the applicable Pricing Supplement prior to such Election Date. Such option may be exercised with respect to less than the entire principal amount of the Renewable Notes; provided that the principal amount for which such option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, the maturity of the Renewable Notes may not be extended beyond the Final Maturity Date, as specified in the applicable Pricing Supplement (the "Final Maturity Date"). If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the Renewable Notes and such election is not revoked as described below, such portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified in the applicable Pricing Supplement) after the Election Date prior to which the holder made such election.

     An election to terminate the automatic extension of maturity may be revoked as to any portion of the Renewable Notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to such effect to the Paying Agent on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which such portion would otherwise mature. Such a revocation may be made for less than the entire principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a Record Date to but excluding the immediately succeeding Interest Payment Date.

     An election to terminate the automatic extension of the maturity of the Renewable Notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon such subsequent holder.

     The Renewable Notes may be redeemed in whole or in part at the option of the Company on or commencing with the date or dates specified in the applicable Pricing Supplement. The Renewable Notes will be redeemed at the redemption price stated in the applicable Pricing Supplement, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this Prospectus Supplement, notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 180 days prior to the date fixed for redemption.

AMORTIZING NOTES

     The Company may from time to time offer Notes ("Amortizing Notes") on which a portion or all the principal amount is payable prior to the stated maturity in accordance with a schedule, by application of a formula, or by reference to an index. Further information concerning additional terms and conditions of any Amortizing Notes, including terms for repayment thereof, will be set forth in the applicable Pricing Statement.

EXTENSION OF MATURITY

     The Pricing Supplement relating to certain Notes (other than an Amortizing
Note) may provide that the Company has the option to extend the maturity of such Notes for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement. If the Company has such option with respect to any such Note (an "Extendible Note"), the following procedures will apply, unless modified as set forth in the applicable Pricing Supplement.

     The Company may exercise such option with respect to an Extendible Note by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the maturity date originally in effect with respect to such Note (the "Original Maturity Date") or, if the maturity date of such Note has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"). No later than 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Paying Agent will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, by first class mail, postage prepaid, setting forth
(a) the election of the Company to extend the maturity of such Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period (which, in the case of a Floating Rate Note, will be calculated with reference to a Base Rate and the Spread and/or Spread Multiplier, if any); and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the holder of an Extendible Note, the maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms it had prior to the mailing of such Extension Notice.

     Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect for an Extendible Note (or, if such day is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate (or, in the case of a Floating Rate Note, a higher Spread and/or Spread Multiplier, if any) for the Extension Period by causing the Paying Agent to send notice of such higher interest rate (or, in the case of a Floating Rate Note, a higher Spread and/or Spread Multiplier, if any) to the holder of such Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Company and the Paying Agent. Such notice shall be irrevocable. All Extendible Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate (or, in the case of a Floating Rate Note, a higher Spread and/or Spread Multiplier, if any) for the Extension Period, whether or not tendered for repayment.

     If the Company elects to extend the maturity of an Extendible Note, the holder of such Note will have the option to require the Company to repay such Note on the Maturity Date then in effect at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date. In order for an Extendible Note to be repaid on such Maturity Date, the holder thereof must follow the procedures set forth below under "Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date then in effect and except that a holder who has tendered an Extendible Note for repayment pursuant to an Extension Notice may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or if such day is not a Business Day, until 3:00 p.m., New York City time, on the immediately succeeding Business Day).

REDEMPTION

     Although Notes will not generally be redeemable prior to maturity, the Company in the Pricing Supplement relating to a Note may specify that such Note will be redeemable at the option of the Company on a date or dates specified prior to maturity at a price or prices, set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. The Notes will not be subject to any sinking fund. Unless otherwise specified in the applicable Pricing Supplement, the Company may redeem any of the Notes which are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30, nor more than 60, days' notice. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the applicable Note Registrar by such method as such Note Registrar shall deem fair and appropriate.

REPAYMENT AND REPURCHASE

     Although Notes will not generally be repayable at the option of the holder prior to maturity, the Company in the Pricing Supplement relating to a Note may specify that such Note will be repayable at the option of the holder on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

     Unless otherwise specified in the applicable Pricing Supplement, in order for a Note to be repaid, the Paying Agent must receive at least 30, but not more than 45, days, prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth

Business Day. Except in the case of Renewable Notes or Extendible Notes, and unless otherwise specified in the applicable Pricing Supplement, exercise of the repayment option by the holder of a Note shall be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

     If a Note is a Book-Entry Note, the Depository's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depository's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depository of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository.

     The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the applicable Trustee for cancellation.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary deals only with Notes held as capital assets and does not deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers that acquire Notes for the initial offering price (except where otherwise specifically noted). This summary is based upon United States Federal tax laws and regulations as now in effect and as currently interpreted and does not take into account possible changes in such tax laws or interpretations, any of which may be applied retroactively. Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of source, (iv) a person otherwise subject to United States Federal income taxation on its worldwide income regardless of its source or (v) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

PAYMENTS OF INTEREST

     Payments of interest on a Note, including qualified stated interest as defined below under "Original Issue Discount", generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

ORIGINAL ISSUE DISCOUNT

     For United States Federal income tax purposes, original issue discount ("OID") is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity from its issue date or, in the case of an Amortizing Note, by the weighted average maturity). Generally, the issue price of a Note (or any Note that is part of an issue of Notes) will be the first price at which a substantial amount of Notes that are part of such issue of Notes are sold to the public. The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. "Qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (or at certain floating rates) that appropriately takes into account the length of the interval between stated interest payments.

     Original issue discount is includible in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of OID included in income by the initial U.S. Holder of an Original Issue Discount Note (a "Discount Note") is the sum of the daily portions of OID for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" is determined by allocating the OID for an accrual period equally to each day in that accrual period. The "accrual period" for a Discount Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first or final day of an accrual period. The amount of OID for an accrual period is generally equal to the excess of (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity over (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of OID allocable to all prior accrual periods (determined without regard to the amortization of any acquisition or bond premium, as discussed below) minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

     Floating Rate Notes and Indexed Notes ("Variable Notes") are subject to special rules. A Variable Note that provides for stated interest at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate throughout the term thereof generally will qualify as a "variable rate debt instrument". In general, the amount and accrual of OID and qualified stated interest on such a Variable Note is calculated by converting it into a debt instrument with an appropriate fixed rate and then applying the general OID rules.

     If a Variable Note does not qualify as a "variable rate debt instrument", then the Variable Note would be treated as a contingent payment debt obligation. A U.S. Holder of such an instrument generally must include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances).

     The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Investors considering the purchase of Variable Notes should consult their own tax advisors.

     Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased Notes more fully described in the applicable Pricing Supplement.

     U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to OID obligations, subject to certain limitations and exceptions. The election is to be made for the taxable year in which the U.S. Holder acquired the Note, and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

     The Company will report to holders the amount of interest paid and OID accrued each year.

     Short-Term Notes. Special rules apply with respect to OID on Notes that mature one year or less from the date of issuance ("Short-Term Notes"). In general, a cash basis U.S. Holder of a Short-Term Note is not required to include OID in income as it accrues for United States Federal income tax purposes unless it elects to do so. Accrual basis U.S. Holders and certain other U.S. Holders, including banks, regulated investment companies, dealers in securities, and cash basis U.S. Holders who so elect, are required to include OID in income as it accrues on Short-Term Notes on either a straight-line basis or under the constant yield method (based on daily compounding), at the election of the U.S. Holder. In the case of U.S. Holders not required and not electing to include OID on Short-Term Notes in income currently, any gain realized on the sale or retirement of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to include OID on Short-Term Notes in income as it accrues will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is realized. For purposes of determining the amount of OID subject to these rules, no interest payments on a Short-Term Note are qualified stated interest, but instead such interest payments are included in the Short-Term Note's stated redemption price at maturity.

     Any U.S. Holder of a Short-Term Note can elect to apply rules in the preceding paragraph taking into account the amount of "acquisition discount", if any, with respect to the Note (rather than the OID with respect to such Note). Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the U.S. Holder's purchase price therefor.

     Market Discount. If a U.S. Holder purchases a Note, other than a Short-Term Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on a constant yield to maturity basis.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Premium. If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the stated redemption price at maturity will be considered to have purchased the Discount Note at an "acquisition premium". Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any OID included in income (and accrued market discount or acquisition discount, if any, if the U.S. Holder has included such discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note.

     Extendible Notes, Reset Notes and Renewable Notes. Certain of the Notes may provide that (i) the holder may extend the maturity of a Note (a "Renewable Note"), and/or (ii) the Company may extend the maturity of a Note (an "Extension of Maturity"), and/or (iii) the Company has the option to reset the interest rate, the Spread, or the Spread Multiplier (a "Reset Note"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors considering the purchase of Notes with such features should consult their own tax advisors and the applicable Pricing Supplement regarding the tax consequences of the holding and disposition of such Notes.

NOTES DENOMINATED, OR IN RESPECT OF WHICH INTEREST IS PAYABLE, IN A FOREIGN CURRENCY ("FOREIGN CURRENCY NOTES")

     As used herein, "Foreign Currency" means a currency or currency unit other than U.S. dollars.

     Payments of Interest in a Foreign Currency. The U.S. dollar value, determined on date of receipt, of a Foreign Currency payment of interest on a Note (other than OID or market discount) will be includible in the income of a cash method U.S. Holder regardless of whether the payment is converted to U.S. dollars.

     The U.S. dollar value of interest income (including OID or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period will be includible in income of an accrual basis U.S. Holder. Such U.S. dollar value will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

     Sale and Retirement of Notes. A U.S. Holder's tax basis in a Foreign Currency Note will be the U.S. dollar value of the Foreign Currency amount paid for such Foreign Currency Note determined at the time of such purchase. To the extent the amount realized on sale, exchange or retirement of a Foreign Currency Note represents accrued but unpaid interest, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a U.S. Holder receives Foreign Currency on such a sale, exchange or retirement, the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the Note is disposed of (or deemed disposed of as a result of a material change in the terms of such Note). In the case of a Note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale.

     Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense.

     Original Issue Discount.  In the case of a Foreign Currency Discount Note,
(i) OID is determined in units of the Foreign Currency, (ii) accrued OID is translated into U.S. dollars in the same manner as interest income accrued by an accrual basis U.S. Holder, described in "Payments of Interest in a Foreign Currency" above, and (iii) the amount of Foreign Currency gain or loss on the accrued OID is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of OID accrued, as translated above.

     Premium and Market Discount. In the case of a Foreign Currency Note with market discount, (i) market discount is determined in units of the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note in the manner described in "Payments of Interest in a Foreign Currency" above with respect to computation of exchange gain or loss on accrued interest by an accrual basis U.S. Holder.

     With respect to a Foreign Currency Note acquired with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. At the time amortized bond premium offsets interest income, a U.S. Holder may realize ordinary income or loss, measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes.

NON-U.S. HOLDERS

     A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including OID, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation for U.S. tax purposes that is related to the Company (directly or indirectly) through stock ownership or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. Treasury Regulations adopted on October 6, 1997 (the "Final Regulations") provide alternative methods for satisfying these certification requirements with respect to payments made after December 31, 1999.

     Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a Note to (or through) the U.S. office of a broker, the broker must withhold 31% of the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the U.S. broker (and by a broker who is a controlled foreign corporation for U.S. tax purposes, or a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business) to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

     The Final Regulations unify current certification procedures and forms relating to information reporting and backup withholding with respect to payments made after December 31, 1999.

     Prospective purchasers of the Notes should consult their own tax advisors as to the application of information reporting and backup withholding in their particular situations and to the effect, if any, of the Final Regulations on their purchase, ownership and disposition of the Notes.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Distribution Agreement, the Notes are being offered on a continuing basis for sale by the Company through Morgan Stanley & Co. Incorporated, Banc One Capital Markets, Inc., Bear, Stearns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., and Salomon Smith Barney Inc. (each of them, an "Agent" and, collectively, the "Agents"), each of which has agreed to use its reasonable efforts to solicit purchasers of the Notes.

     The Notes will be sold to the public at 100% of their principal amount unless otherwise indicated in the applicable Pricing Supplement. If the Company sells a Note at a discount or premium over its principal amount, the price to the public will be set forth in the applicable Pricing Supplement. Unless otherwise agreed, the Company will pay each Agent a commission which, depending on the maturity of the Notes, will range from .125% to .750% of the principal amount of any Note sold through such Agent and the Company will receive from 99.875% to 99.250% of the principal amount of each Note before deducting expenses of approximately $600,000.

     The Company may also sell Notes to an Agent, as principal, at a discount from the principal amount thereof, and the Agent may later resell such Notes to investors and other purchasers at a fixed public offering price or at varying prices related to prevailing market prices at the time of resale as determined by such Agent. The Notes may also be sold by the Company directly to investors in those jurisdictions in which it is permitted to do so and to or through such other agents as the Company shall designate from time to time. No commission will be payable on Notes sold directly to investors by the Company. The Agents may sell to or through dealers who may resell to investors, and the Agents may pay all or part of their discount or commission to such dealers, such dealers may be deemed "underwriters" within the meaning of the Act. After the initial public offering of Notes that are to be issued on a fixed public offering basis, the public offering price, concession and discount may be changed.

     The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders in whole or in part whether placed directly with the Company or through one of the Agents. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes solicited by it, in whole or in part.

     Unless set forth in the Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

     No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. Each of the Agents may from time to time purchase and sell Notes in the secondary market but it is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the Agents may make a market in the Notes, but it is not obligated to do so and may discontinue market-making at any time without notice.

     The Company has agreed to indemnify each of the Agents against, or to make contributions relating to, certain liabilities, including liabilities under such Act. The Company has agreed to reimburse each of the Agents for certain expenses. Each of the Agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     In connection with the offering, the Agents may purchase and sell the Notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by the Agents in connection with the offering. Stabilizing transactions consist of certain kinds of purchases for the purpose of preventing or retarding a decline in the price of the Notes; and short positions created by the Agents involve the sale by the Agents of a greater aggregate principal amount of Notes than they are required to purchase from the Company in the offering. The Agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Agents if such Notes are repurchased by the Agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     One of the Agents, Banc One Capital Markets, Inc. ("BOCM"), is an affiliate of the Company. The participation of BOCM in the offer and sale of the Notes as described herein complies and will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding the offer and sale of securities of an affiliate. No NASD member participating in offers and sales of securities will execute a transaction in the Notes in a discretionary account without the prior specific written approval of the member's customer. Any obligation of BOCM is the sole obligations of BOCM, and does not create any obligation on the part of the Company or any other affiliate of BOCM.

     This Prospectus Supplement and Prospectus may be used by BOCM in connection with offers and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

     Certain of the Agents and/or their affiliates engage from time to time in various general financing and banking transactions with the Company and its affiliates. The Chase Manhattan Bank, the Trustee under the Indentures, is an affiliate of Chase Securities Inc., one of the Agents.

                                 LEGAL OPINIONS

     The validity of the Notes will be passed upon for the Company by Sherman I. Goldberg, Esq., General Counsel and Secretary of the Company, and for the Agents by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Cravath, Swaine & Moore has represented and continues to represent the Company from time to time in other matters.

     As of January 31, 1999, Sherman I. Goldberg was the record and beneficial owner of 390,008 shares of common stock of the Company and held options to purchase 217,417 shares of common stock of the Company.

PROSPECTUS                                                       [BANK ONE LOGO]
                              BANK ONE CORPORATION
               ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS 60670
                                 (312) 732-4000

                                $10,000,000,000
                       DEBT SECURITIES AND DEBT WARRANTS
           CURRENCY WARRANTS, STOCK-INDEX WARRANTS AND OTHER WARRANTS
        PREFERRED STOCK, DEPOSITARY SHARES AND PREFERRED STOCK WARRANTS
                     COMMON STOCK AND COMMON STOCK WARRANTS

     From time to time, we may sell any of the following securities:

     - DEBT SECURITIES which may be
      -- senior or subordinated in priority of payment
      -- convertible or exchangeable into other of our securities or the securities of another issuer

     - DEBT WARRANTS which would allow a buyer to purchase our debt securities

     - CURRENCY WARRANTS which would allow a buyer to receive a cash payment based on the difference in value between two currencies or currency units

     - STOCK-INDEX WARRANTS which would allow a buyer to receive a cash payment based on an increase or decrease in the level of a stock index

     - OTHER WARRANTS which would allow a buyer to purchase government securities, commodities or some other item or to receive a cash payment based upon the increase or decrease of some index other than a stock index

     - PREFERRED STOCK which may be convertible into our common stock or exchangeable for our debt securities

     - DEPOSITARY SHARES which represent a fractional share of our preferred stock

     - PREFERRED STOCK WARRANTS which would allow a buyer to purchase our preferred stock

     - COMMON STOCK

     - COMMON STOCK WARRANTS which would allow a buyer to purchase our common stock

     When we decide to sell a particular series of securities, we will prepare a Prospectus Supplement describing such securities offering and the particular terms of the securities. You should read this Prospectus and any Prospectus Supplement carefully.

     Our common stock is listed on the New York Stock Exchange under the trading symbol "ONE".

     One or more of our subsidiaries may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this Prospectus and the related Prospectus Supplement in such transactions. Any such sale will be made at the prevailing market price at the time of sale.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF BANK ONE CORPORATION, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
                         ------------------------------

                 THE DATE OF THIS PROSPECTUS IS APRIL 1, 1999.

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time over approximately the next two years, sell any combination of the securities described in this Prospectus in one or more offerings up to a total dollar amount of $10,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     This Prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this Prospectus.

     You should rely only on the information provided in this Prospectus and in any Prospectus Supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus, or any supplement to this Prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company has filed with the Commission a Registration Statement under the Securities Act that registers the distribution of the securities (the "Registration Statement"). The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about the Company and the Company's securities. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Prospectus.

     In addition, we file reports, proxy statements and other information with the Commission under the Exchange Act. Our predecessor corporations, BANC ONE CORPORATION ("BANC ONE") and First Chicago NBD Corporation ("FCN"), filed similar information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the SEC.

     Public Reference Room        New York Regional Office      Chicago Regional Office
     450 Fifth Street, N.W.         7 World Trade Center            Citicorp Center
           Room 1024                     Suite 1300             500 West Madison Street
     Washington, D.C. 20549       New York, New York 10048             Suite 1400
                                                              Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

     The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about the Company, BANC ONE and FCN at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

     The Commission allows us to "incorporate by reference" information into this Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is superseded by information that is included directly in this document.

     This Prospectus incorporates by reference the documents listed below that the Company previously filed with the Commission. They contain important information about us.

                    COMPANY SEC FILINGS                                            PERIOD
                    -------------------                                            ------
Annual Report on Form 10-K.................................  Year ended December 31, 1998
Current Reports of Form 8-K................................  Dated:
                                                                 - January 19, 1999
The description of the Company Common Stock set forth in     Dated:
  our Current Report on Form 8-K...........................  - October 2, 1998

     The Company incorporates by reference additional documents that it may file with the Commission between the date of this Prospectus and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us, or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Prospectus. You can obtain documents incorporated by reference in this Prospectus by requesting them in writing or by telephone from us at the following addresses:

                               Investor Relations
                              BANK ONE CORPORATION
                            One First National Plaza
                                Mail Suite 0460
                            Chicago, Illinois 60670
                            Telephone (312) 732-4812

     If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus (including information included or incorporated by reference herein) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company and its predecessors, BANC ONE and FCN, as well as certain information relating to the merger of BANC ONE and FCN to form the Company, including, without limitation, statements relating to the cost savings, revenue enhancement and restructuring charges estimated to result from the merger and statements preceded by, followed by or that included the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following factors: (a) expected cost savings and revenue enhancements from the merger may not be fully realized or realized within the expected time frame; (b) revenues following the merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the merger may be greater than expected; (c) competitive pressures among depository and other financial institutions may increase significantly; (d) costs or difficulties related to the integration of the business of BANC ONE and FCN may be greater than expected; (e) changes in the interest rate environment may reduce margins; (f) general economic or business conditions, either nationally or in the states in which the Company is doing business, may be less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (g) legislative or regulatory changes may adversely affect the business in which the Company is engaged; (h) technological changes (including the costs of remediating or failing to remediate "Year 2000" and "Euro" data systems compliance issues, including those of the Company and those of other persons by whom the Company's business may be affected) may be more difficult or expensive than anticipated; and (i) changes may occur in the securities and capital markets.

                              BANK ONE CORPORATION

     BANK ONE CORPORATION (the "Company") is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998 (the "Merger"), of First Chicago NBD Corporation ("FCN") with BANC ONE CORPORATION ("BANC ONE").

     Through its bank subsidiaries, the Company provides domestic retail banking, worldwide corporate and institutional banking, and trust and investment management services. The Company operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. The Company also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

     The Company is a legal entity separate and distinct from its affiliate banks and its nonbank subsidiaries (collectively, the "affiliates"). Accordingly, the right of the Company, and thus the right of the Company's creditors and shareholders, to participate in any distribution of the assets or earnings of any affiliate is necessarily subject to the prior claims of creditors of the affiliate except to the extent that claims of the Company in its capacity as a creditor may be recognized. The principal sources of the Company's revenues are dividends, interest on loans and fees from its affiliates.

     Like its predecessors, the Company continually evaluates its business operations and organizational structures and routinely explores opportunities to
(i) acquire financial institutions and other financial services-related businesses and assets, and (ii) enter into strategic alliances to expand the scope of its services and its customer base. When consistent with its overall business strategy, the Company also will sell assets or exit certain businesses and markets.

     The Company's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratios of earnings to fixed charges for the Company, which are computed on the basis of the total enterprise (as defined by the Commission) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Also set forth below are the ratios of earnings to combined fixed charges and preferred stock dividends, which are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

                                                                  YEAR ENDED DECEMBER 31,
                                                                ----------------------------
                                                                1998    1997    1996    1995
                                                                ----    ----    ----    ----
Earnings to Fixed Charges:
  Excluding interest expense on deposits....................    2.3x    2.4x    2.6x    2.2x
  Including interest expense on deposits....................    1.5x    1.5x    1.6x    1.5x
Earnings to Combined Fixed Charges and Preferred Dividends:
  Excluding interest expense on deposits....................    2.3x    2.3x    2.5x    2.1x
  Including interest expense on deposits....................    1.5x    1.5x    1.6x    1.5x

                                USE OF PROCEEDS

     The Company currently intends to use the net proceeds from the sale of any Securities for general corporate purposes, which may include the reduction of its short-term indebtedness, investments at the holding company level, investments in or extensions of credit to its affiliates and other banks and companies engaged in other financial service activities, possible acquisitions and such other purposes as may be stated in any Prospectus Supplement. Pending such use, the Company may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the

Company and its affiliates and the availability of other funds. Except as may be described in any Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of such Prospectus Supplement. Based upon the historical and anticipated future growth of the Company and the financial needs of its affiliates, the Company anticipates that it will, on a recurrent basis, engage in additional financings of a character and amount to be determined as the need arises.

                               REGULATORY MATTERS

     The following discussion sets forth certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to the Company. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to the Company or its subsidiaries may have a material effect on the business of the Company.

GENERAL

     As a bank holding company, the Company is subject to regulation under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and to inspection, examination and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Under the BHCA, bank holding companies generally may not acquire the ownership or control of more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve's prior approval. In addition, bank holding companies generally may engage, directly or indirectly, only in banking and such other activities as are determined by the Federal Reserve to be closely related to banking.

     Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, as amended, limit borrowings by the Company and its nonbank subsidiaries from the Company's affiliate banks. These requirements also limit various other transactions between the Company and its nonbank subsidiaries, on the one hand, and the Company's affiliate banks, on the other. For example,
Section 23A limits to no more than 10% of its total capital the aggregate outstanding amount of any bank's loans and other "covered transactions" with any particular nonbank affiliate, and limits to no more than 20% of its total capital the aggregate outstanding amount of any bank's covered transactions with all of its nonbank affiliates. Section 23A also generally requires that a bank's loans to its nonbank affiliates be secured, and Section 23B generally requires that a bank's transactions with its nonbank affiliates be on arms' length terms.

     Most of the Company's affiliate banks (the "Banks") are national banking associations and, as such, are subject to regulation primarily by the Office of the Comptroller of the Currency ("OCC") and, secondarily, by the Federal Deposit Insurance Corporation ("FDIC") and the Federal Reserve. The Company's state-chartered banks also are subject to regulation by the FDIC and the Federal Reserve and, in addition, by their respective state banking departments. The Banks' operations in other countries are subject to various restrictions imposed by the laws of those countries. The Company and its subsidiaries also are affected by the fiscal and monetary policies of the federal government and the Federal Reserve, and by various other governmental requirements and regulations.

LIABILITY FOR BANK SUBSIDIARIES

     The Federal Reserve has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each such subsidiary bank. This support may be required at times when the Company may not have the resources to provide it. In addition, Section 55 of the National Bank Act, as amended, permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails within three months to pay such an assessment, the OCC can order the sale of the shareholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

     Any depository institution insured by the FDIC can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. All of the Company's subsidiary banks are FDIC-insured institutions. Also, in the event that such a default occurred with respect to a bank, any capital loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.

CAPITAL REQUIREMENTS

     The Company is subject to capital requirements and guidelines imposed by the Federal Reserve, which are substantially similar to the capital requirements and guidelines imposed by the Federal Reserve, the OCC and the FDIC on the depository institutions within their respective jurisdictions. For this purpose, a depository institution's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to such assets or commitments. In addition, risk weighted assets are adjusted for low-level recourse and market risk equivalent assets. A depository institutions's or holding company's capital, in turn, is divided into three tiers: core ("Tier 1") capital, which includes common equity, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock and related surplus (excluding auction rate issues), and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets and certain other assets; supplementary ("Tier 2") capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions; and market risk ("Tier 3") capital, which includes qualifying unsecured subordinated debt.

     The Company, like other bank holding companies, currently is required to maintain Tier 1 and total capital (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of its total risk-weighted assets, respectively. At December 31, 1998, the Company met both requirements, with Tier 1 and total capital equal to 7.9% and 11.3% of its total risk-weighted assets, respectively.

     The Federal Reserve, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

     The Federal Reserve also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted total assets) of 3%, if the holding company has the highest regulatory rating or has implemented the risk-based capital measures for market risk, or 4% if the holding company does not meet these requirements. At December 31, 1998, the Company's leverage ratio was 8.0%.

     The Federal Reserve may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios including tangible capital positions well above the minimum levels. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other measures of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not, however, imposed any such special capital requirement on the Company.

     Each of the Banks is subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking agency. Each of the Company's Banks was in compliance with the applicable minimum capital requirements as of December 31, 1998.

     Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described below.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective Federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a depository institution to capital raising requirements. An "undercapitalized" depository institution must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the depository institution's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     As of December 31, 1998, each Bank was "well capitalized," based on the "prompt corrective action" ratios and guidelines described above. It should be noted, however, that a Bank's capital category is determined solely for the purpose of applying the OCC's (or the FDIC's) "prompt corrective action" regulations and that the capital category may not constitute an accurate representation of the Bank's overall financial condition or prospects.

DIVIDEND RESTRICTIONS

     Various federal and state statutory provisions limit the amount of dividends the Company's affiliate banks can pay to the Company without regulatory approval. For example, approval generally is required for any national bank, or any state chartered bank that is a member of the Federal Reserve System, to pay any dividend that would cause the bank's total dividends paid during any calendar year to exceed the sum of the bank's net income for the current year combined with retained net income for the prior two years. Such a bank generally may not pay any dividend in an amount greater than its net profits then on hand without regulatory approval. At December 31, 1998, $2.0 billion of the total stockholders' equity of the affiliate Banks was available for payment of dividends to the Company without approval by the applicable regulatory authority.

     In addition, federal bank regulatory authorities have authority to prohibit the Company's affiliate banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the Company's affiliate banks to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

DEPOSIT INSURANCE ASSESSMENTS

     The deposits of each of the Company's affiliate banks are insured up to regulatory limits by the FDIC and, accordingly, are subject to deposit insurance assessments to maintain the Bank Insurance Fund ("BIF") and Savings Association Insurance Fund ("SAIF") administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (a) the bank's capitalization and

(b) supervisory evaluations provided to the FDIC by the institution's primary federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

     Effective January 1, 1997, the annual insurance premiums on bank deposits insured by the BIF and SAIF vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.

     The Deposit Insurance Funds Act of 1996 provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF and the SAIF (in addition to assessments currently imposed on depository institutions with respect to BIF- and SAIF-insured deposits) to pay for the cost of Financing Corporation ("FICO") funding. The FDIC's 1998 FICO assessment rates were approximately $0.012 per $100 annually for BIF-assessable deposits and $0.061 per $100 annually for SAIF-assessable deposits. The Company's affiliate banks held approximately $10.7 billion of SAIF-assessable deposits as of December 31, 1998. The FICO assessments do not vary depending upon a depository institution's capitalization or supervisory evaluations.

DEPOSITOR PREFERENCE STATUTE

     Federal legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such institution, including federal funds and letters of credit, in the "liquidation or other resolution" of the institution by any receiver.

BROKERED DEPOSITS

     Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it (a) is well capitalized, or (b) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well capitalized from (i) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or (ii) offering "pass through" deposit insurance on certain employee benefit plan accounts unless it provides certain notice to affected depositors.

INTERSTATE BANKING

     Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal"), subject to certain concentration limits and other requirements, (a) bank holding companies such as the Company are permitted, to acquire banks and bank holding companies located in any state; (b) any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that holding company; and (c) banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states, and establishing de novo branch offices in other states; provided that, in the case of any such purchase or opening of individual branches, the host state has adopted legislation "opting in" to those provisions of Riegle-Neal; and provided that, in the case of a merger with a bank located in another state, the host state has not adopted legislation "opting out" of that provision of Riegle-Neal. The Company might use Riegle-Neal to acquire banks in additional states and to consolidate its affiliate banks under a smaller number of separate charters.

OTHER

     The Company's nonbank subsidiaries and banking-related business units are subject to regulation by various state and federal regulatory agencies and self-regulatory organizations. Activities subject to such regulation include investment management, investment advisory services, commodities and securities brokerage, insurance services and products, municipal securities dealing and transfer agency services.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The debt securities will be unsecured (the "Debt Securities") and may be issued in one or more series. Such Debt Securities may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") in priority of payment. The Senior Securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and The Chase Manhattan Bank ("Chase"), as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between the Company and Chase, as trustee (as so supplemented, the "Senior Indenture"). The Subordinated Securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and Chase, as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between the Company and Chase, as trustee (as so supplemented, the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are collectively referred to as the "Indentures". References to the "Trustee" shall mean Chase in its capacity as trustee under the Senior Indenture or the Subordinated Indenture, as applicable. The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the applicable Indenture, copies of which are exhibits to the Registration Statement. Whenever defined terms are used but not defined in this Prospectus, such terms shall have the meanings given to them in the applicable Indenture.

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of any Debt Securities and the extent, if any, to which such general provisions may apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

     Neither of the Indentures limits the aggregate principal amount of Debt Securities which may be issued under it. Rather, each Indenture provides that Debt Securities of any series may be issued under it up to the aggregate principal amount which may be authorized from time to time by the Company and may be denominated in any currency or currency unit designated by the Company. Neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or the other securities which may be issued by the Company or any of its subsidiaries.

     Debt Securities of a series may be issuable in registered form without coupons ("Registered Securities"), in bearer form with or without coupons attached ("Bearer Securities") or in the form of one or more global securities in registered or bearer form (each a "Global Security"). Bearer Securities, if any, will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

     Reference is made to the Prospectus Supplement for a description of the following terms, where applicable, of each series of Debt Securities in respect of which this Prospectus is being delivered:

          - the title of such Debt Securities;

          - the limit, if any, on the aggregate principal amount or aggregate initial public offering price of such Debt Securities;

          - the priority of payment of such Debt Securities;

          - the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued;

          - the date or dates on which the principal of the Debt Securities will be payable;

          - the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, or the method of determining the same;

          - the date or dates from which such interest, if any, on the Debt Securities will accrue, the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates;

          - the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid;

          - each office or agency where, subject to the terms of the applicable Indenture, the Debt Securities may be presented for registration of transfer or exchange;

          - the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable;

          - the date or dates, if any, after which such Debt Securities may be redeemed or purchased in whole or in part, at the option of the Company or mandatorily pursuant to any sinking, purchase or analogous fund or may be required to be purchased or redeemed at the option of the holder, and the redemption or repayment price or prices thereof;

          - the terms, if any, upon which the Debt Securities may be convertible into or exchanged for securities or indebtedness of any kind of the Company or of any other issuer or obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

          - the denomination or denominations in which such Debt Securities are authorized to be issued;

          - the currency, currencies or units based on or related to currencies for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal of, premium, if any, and any interest on such Debt Securities may be payable;

          - any index used to determine the amount of payments of principal of, premium, if any, and interest on the Debt Securities;

          - whether any of the Debt Securities are to be issuable as Bearer Securities and/or Registered Securities, and if issuable as Bearer Securities, any limitations on issuance of such Bearer Securities and any provisions regarding the transfer or exchange of such Bearer Securities (including exchange for registered Debt Securities of the same series);

          - the payment of any additional amounts with respect to the Debt Securities;

          - whether any of the Debt Securities will be issued as Original Issue Discount Securities (as defined below);

          - information with respect to book-entry procedures, if any;

          - any additional covenants or Events of Default not currently set forth in the applicable Indenture; and

          - any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

     If any of the Debt Securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the applicable Prospectus Supplement. A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

     Debt Securities may be issued as original issue discount Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) ("Original Issue Discount Securities"), to be sold at a substantial discount below the stated principal amount thereof due at the stated maturity of such Debt

Securities. There may not be any periodic payments of interest on Original Issue Discount Securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the Prospectus Supplement, the terms of such security and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of such Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be set forth in the Prospectus Supplement relating thereto.

REGISTRATION AND TRANSFER

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only as Registered Securities. If Bearer Securities are issued, the United States Federal income tax consequences and other special considerations, procedures and limitations relating to such Bearer Securities will be described in the applicable Prospectus Supplement.

     Debt Securities issued as Registered Securities will be without interest coupons. Debt Securities issued as Bearer Securities shall have interest coupons attached, unless issued as zero coupon securities.

     Registered Securities (other than a Global Security) may be presented for transfer (with the form of transfer endorsed thereon duly executed) or exchanged for other Debt Securities of the same series at the office of the Note Registrar specified according to the terms of the applicable Indenture. The Company has agreed in each of the Indentures that, with respect to Registered Securities having The City of New York as a place of payment, the Company will appoint a Note Registrar or Co-Note Registrar located in The City of New York for such transfer or exchange. Such transfer or exchange shall be made without service charge, but the Company may require payment of any taxes or other governmental charges as described in the applicable Indenture. Provisions relating to the exchange of Bearer Securities for other Debt Securities of the same series (including, if applicable, Registered Securities) will be described in the applicable Prospectus Supplement. In no event, however, will Registered Securities be exchangeable for Bearer Securities.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities. Each Global Security will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities which it represents, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global Securities will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. The underwriters or agents for such Debt Securities will designate such accounts. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

     Payments of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the Trustee for such Debt Securities, any Paying Agent, nor the Note Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Subject to certain restrictions relating to Bearer Securities, the Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities will credit participants' accounts immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary Global Security representing Bearer Securities, receipt by such beneficial owners of payments of principal, premium or interest in respect thereof will be subject to additional restrictions.

     A Global Security is exchangeable for definitive Debt Securities registered in the name of, and a transfer of a Global Security may be registered to, any person other than the Depositary or its nominee, only if:

          (i) the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days;

          (ii) the Company at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determines not to have any Debt Securities of a series represented by one or more Global Securities or the Company, in its discretion, specifies with respect to the Debt Securities of a series, that an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee and the Depositary for such Global Security, receive Debt Securities of such series in definitive form in exchange for such beneficial interests, subject to any limitations described in the applicable Prospectus Supplement.

     In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by the

Company, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Debt Securities of such series are issuable in either form. Certain restrictions may apply, however, on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, premium, if any, and any interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time. In addition, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the applicable Note Register or
(ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Note Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such payment.

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, premium, if any, and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities will be made only against surrender of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     Each Indenture provides that the Company may, without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that (i) any such successor assumes the Company's obligations on the applicable Debt Securities and under the applicable Indenture, (ii) after giving effect thereto, no Event of Default (as defined in the Senior Indenture) in the case of the Senior Securities, or Default (as defined in the Subordinated Indenture) in the case of the Subordinated Securities, shall have happened and be continuing and (iii) certain other conditions under the applicable Indenture are met. Accordingly, any such consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default or Default which would entitle holders of the Debt Securities, or the Trustee on their behalf, to take any of the actions described below under "Senior Securities--Events of Default, Waivers, etc." or "Subordinated Securities--Events of Default, Waivers, etc."

LEVERAGED AND OTHER TRANSACTIONS

     Each Indenture and the Debt Securities do not contain, among other things, provisions which would afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company which could adversely affect the holders of Debt Securities.

MODIFICATION OF THE INDENTURE; WAIVER OF COVENANTS

     Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of such Indenture may be made which affect the rights of the holders of such Debt Securities; provided, however, that no such modification or alteration may be made without the consent of the holder of each Debt Security so affected which would, among other things,
(i) change the maturity of the principal of, or of any installment of interest (or premium, if any) on, any Debt Security issued pursuant to such Indenture, or reduce the principal amount thereof or any premium thereon, or change the method of calculation of interest or the currency of payment of principal or interest (or premium, if any) on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof; or (ii) reduce the above-stated percentage in principal amount of outstanding Debt Securities required to modify or alter such Indenture.

REGARDING CHASE

     Chase is the Trustee under both the Senior Indenture and the Subordinated Indenture. Chase serves as trustee for certain subordinated debt securities issued by the Company under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995. Chase also serves as the institutional or property trustee under declarations of trust for three statutory business trusts formed under the laws of the State of Delaware and sponsored by the Company. In connection with those transactions, Chase also serves as the debt trustee under indentures originally dated as of November 15, 1996 and as of January 1, 1997, with respect to junior subordinated debentures of the Company purchased by such trusts and is the also the guarantee trustee under each of three guarantee agreements dated as of December 3, 1996, December 5, 1996 and January 31, 1997, respectively, from the Company to the applicable trust guaranteeing certain payments to such trust. Chase has a principal corporate trust office at 450 West 33rd Street, New York, New York 10001.

     Chase Manhattan Bank Delaware ("Chase Delaware"), an affiliate of Chase, serves as trustee for subordinated debt securities issued by the Company under an indenture originally dated March 1, 1989. Chase Delaware also serves as the Delaware trustee for the three Delaware business trusts described in the preceding paragraph.

     The Company and its affiliates have normal banking relationships with Chase, Chase Delaware and their affiliates in the ordinary course of business.

                               SENIOR SECURITIES

     The Senior Securities will be direct, unsecured obligations of the Company and will rank pari passu with all outstanding unsecured senior indebtedness of the Company.

EVENTS OF DEFAULT, WAIVERS, ETC.

     An Event of Default with respect to Senior Securities of any series is defined in the Senior Indenture as

          (i) default in the payment of principal of or premium, if any, on any of the Senior Securities of that series outstanding under the Senior Indenture when due;

          (ii) default in the payment of interest on any of the Senior Securities of that series outstanding under the Senior Indenture when due and continuance of such default for 30 days;

          (iii) default in the performance of any other covenant of the Company in the Senior Indenture with respect to Senior Securities of such series and continuance of such default for 90 days after written notice;

          (iv) certain events of bankruptcy, insolvency or reorganization of the Company; and

          (v) any other event that may be specified in a Prospectus Supplement with respect to any series of Senior Securities.

     If an Event of Default with respect to any series of Senior Securities for which there are Senior Securities outstanding under the Senior Indenture occurs and is continuing, either the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Securities of such series outstanding may declare the principal amount (or if such Senior Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Senior Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Senior Securities of any series outstanding under the Senior Indenture may waive an Event of Default resulting in acceleration of such Senior Securities, but only if all Events of Default with respect to Senior Securities of such series have been remedied and all payments due (other than those due as a result of acceleration) have been made.

     If an Event of Default occurs and is continuing, the applicable Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the Senior Securities of any series outstanding under the Senior Indenture and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Senior Indenture shall, proceed to protect the rights of the holders of all the Senior Securities of such series. Prior to acceleration of maturity of the Senior Securities of any series outstanding under the Senior Indenture, the holders of a majority in aggregate principal amount of such Senior Securities may waive any past default under the Senior Indenture except a default in the payment of principal of, premium, if any, or interest on the Senior Securities of such series.

     The Senior Indenture provides that upon the occurrence of an Event of Default specified in clauses (i) or (ii) of the first paragraph under "-- Events of Defaults, Waivers, etc.", the Company will, upon demand of the applicable Trustee, pay to it, for the benefit of the holder of any such Senior Security, the whole amount then due and payable on such Senior Securities for principal, premium, if any, and interest. The Senior Indenture further provides that if the Company fails to pay such amount forthwith upon such demand, such Trustee may, among other things, institute a judicial proceeding for the collection thereof.

     The Senior Indenture also provides that notwithstanding any other provision of the Senior Indenture, the holder of any Senior Security of any series shall have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Senior Securities when due and that such right shall not be impaired without the consent of such holder.

     The Company is required to file annually with the applicable Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the Senior Securities.

                            SUBORDINATED SECURITIES

     The Subordinated Securities will be direct, unsecured obligations of the Company and, unless otherwise specified in the Prospectus Supplement relating to a particular series of Subordinated Securities offered thereby, will be subject to the subordination provisions described below.

SUBORDINATION

     The Company intends that the Subordinated Securities issued by it be treated as capital for calculation of regulatory capital ratios. The Federal Reserve has issued interpretations of its capital regulations indicating, among other things, that subordinated debt of bank holding companies issued on or after September 4, 1992 is includable in capital for calculation of regulatory capital ratios only if the subordination of the debt meets certain criteria and if the debt may be accelerated only for bankruptcy, insolvency and similar matters (the "Subordination Interpretations"). Accordingly, the Subordinated Indenture contains subordination and acceleration provisions for the Subordinated Securities which are intended to be consistent with the Subordination Interpretations. Subordinated debt of the Company (including any of its predecessor corporations) issued after September 4, 1992, which meets the Subordination Interpretations are referred to herein as "New Subordinated Securities". Unless otherwise specified in the Prospectus Supplement relating to a particular series of Subordinated Securities offered thereby, Subordinated Securities offered pursuant to this Prospectus will constitute New Subordinated Securities. See "Events of Default, Defaults, Waivers, etc." below.

     Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on the Subordinated Securities is to be subordinated in right of payment, to the extent provided in the Subordinated Indenture, to the prior payment in full of all Senior Indebtedness. In certain events of bankruptcy or insolvency, the payment of the principal of and interest on the Subordinated Securities will, to the extent provided in the Subordinated

Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations (as defined below).

     Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Subordinated Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Securities. If upon any such payment or distribution of assets there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of the Subordinated Securities ("Excess Proceeds") and if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of the Subordinated Securities. The other New Subordinated Securities issued prior to the date of this Prospectus contain similar provisions subordinating any payment or distribution on such New Subordinated Securities to the payment of amounts due or to become due on or in respect of general obligations of the Company.

     In addition, no payment may be made of the principal of, premium, if any, or interest on the Subordinated Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Securities, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Subordinated Securities or any redemption, retirement, purchase or other acquisition of any of the Subordinated Securities, permitting the holders of such Senior Indebtedness to accelerate the maturity thereof. Except as described above, the obligation of the Company to make payment of the principal of, premium, if any, or interest on the Subordinated Securities will not be affected.

     By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, certain creditors of the Company who are not holders of Senior Indebtedness or of the Subordinated Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the Subordinated Securities. By reason of the subordination of payments and distributions on the New Subordinated Securities to creditors in respect of general obligations, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, holders of Old Subordinated Securities (as defined herein) may recover less, ratably, than creditors in respect of general obligations and may recover more, ratably, than the holders of New Subordinated Securities.

     Subject to payment in full of all Senior Indebtedness, the holders of Subordinated Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness. Subject to payment in full of all General Obligations, the holders of the New Subordinated Securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property or securities of the Company applicable to such creditors in respect of General Obligations.

     "Senior Indebtedness" for purposes of the Subordinated Indenture is the principal of, premium, if any, and interest on (i) all of the Company's indebtedness for money borrowed, other than subordinated securities (including the Subordinated Securities) issued under the Subordinated Indenture, the Company's 7.25% Subordinated Notes Due August 1, 2002, the Company's 8.74% Subordinated Notes Due September 15, 2003, the Company's 7.00% Subordinated Notes due July 15, 2005 (the "July 2005 Notes"), the Company's 9.875% Subordinated Notes Due March 1, 2009, the Company's 10.00% Subordinated Notes Due August 15, 2010, the Company's 7.75% Subordinated Debentures due on July 15, 2025 (the "July 2025 Debentures"), the Company's 7.625% Subordinated Debentures due October 15, 2026 (the "2026 Debentures"), the Company's 9 7/8% Subordinated Notes Due July 1999, the Company's 9% Subordinated Notes Due June 15, 1999, the Company's 9 7/8% Subordinated Notes Due August 15, 2000, the Company's 11 1/4% Subordinated

Notes Due February 20, 2001, the Company's 10 1/4% Subordinated Notes Due May 1, 2001, the Company's 9 1/4% Subordinated Notes Due November 15, 2001, the Company's 8 7/8% Subordinated Notes Due March 15, 2002, the Company's 8 1/4% Subordinated Notes Due June 15, 2002, the Company's 9 1/5% Subordinated Notes Due December 17, 2001, the Company's 7 5/8% Subordinated Notes Due January 15, 2003 (the "January 2003 Notes"), the Company's 6 7/8% Subordinated Notes Due June 15, 2003 (the "June 2003 Notes"), the Company's Floating Rate Subordinated Notes Due July 28, 2003 (the "July 2003 Notes"), the Company's 6 3/8% Subordinated Notes Due January 30, 2009 (the "January 2009 Notes"), the Company's 7 1/8% Subordinated Notes Due 2007 (the "2007 Notes"), the Company's
7 1/4% Subordinated Debentures Due 2004 (the "2004 Notes"), the Company's 8.10% Subordinated Notes Due 2002, the Company's 7.40% Subordinated Debenture due May 10, 2023 (the "2023 Debentures"), the Company's Floating Rate Subordinated Notes Due 2005, the Company's 6 1/8% Subordinated Notes Due February 15, 2006 (the "February 2006 Notes"), the subordinated notes issued pursuant to FCN's Medium-Term Note Program, Series G (the "FCN MTN Notes") and the subordinated notes issued pursuant to the Company's Medium-Term Note Program, Series A (the "Series A MTN Notes") (collectively, all of the foregoing notes and debentures are hereinafter referred to as the "Existing Subordinated Indebtedness"), whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the subordinated securities issued under the Subordinated Indenture or the Existing Subordinated Indebtedness or to rank pari passu with the subordinated securities issued under the Subordinated Indenture or the Existing Subordinated Indebtedness; and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness for money borrowed" as used in the prior sentence includes, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. There is no limitation on the issuance of additional Senior Indebtedness of the Company.

     Subordinated securities (including the Subordinated Securities) issued under the Subordinated Indenture, the January 2003 Notes, the June 2003 Notes, the July 2003 Notes, the July 2005 Notes, the February 2006 Notes, the January 2009 Notes, the 2007 Notes, the 2023 Debentures, the July 2025 Debentures, the October 2026 Debentures, the FCN MTN Notes and the Series A MTN Notes all constitute New Subordinated Securities; all other Existing Subordinated Indebtedness constitutes "Old Subordinated Securities".

     The Subordinated Securities rank and will rank pari passu with the Existing Subordinated Indebtedness, subject to the obligations of the holders of Subordinated Securities (and, generally, holders of other New Subordinated Securities) to pay over to creditors in respect of general obligations any proceeds remaining after payments and distributions to holders of Senior Indebtedness. Thus, in the event of a distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the holders of the New Subordinated Securities (including holders of the Subordinated Securities offered hereby) may receive less, ratably, than holders of Old Subordinated Securities. The Subordinated Securities rank and will rank senior to Junior Subordinated Indebtedness (as defined herein) of the Company.

     Unless otherwise specified in the Prospectus Supplement relating to a particular series of Subordinated Securities offered thereby, "General Obligations" means all obligations of the Company to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than (i) obligations on account of Senior Indebtedness, (ii) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Securities and (iii) obligations which by their terms are expressly stated not to be superior in right of payment to the Subordinated Securities or to rank on parity with the Subordinated Securities; provided, however, that notwithstanding the foregoing, in the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve (or other competent regulatory agency or authority), as from time to time in effect, establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that such subordinated debt be subordinated to obligations to creditors in addition to those set forth above, then the term "General Obligations" shall also include such additional obligations to creditors, as from time to time in effect pursuant to such rules, guidelines or interpretations. For purposes of this definition, "claim" shall have the meaning assigned thereto in Section 101(4) of the Bankruptcy Code of 1978, as amended to the date of the Subordinated Indenture.

     Unless otherwise specified in the Prospectus Supplement relating to a particular series of Subordinated Securities offered thereby, "Junior Subordinated Indebtedness", with respect to the Subordinated Securities, means the principal of, premium, if any, and interest on all of the Company's indebtedness for money borrowed (but excluding trade accounts payable arising in the ordinary course of business) whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred and any deferrals, renewals or extensions of such debt, provided such debt (i) is by its terms subordinated to the Subordinated Securities, (ii) is between or among the Company and certain affiliated financing entities including all debt securities and guarantees in respect of those debt securities issued to certain financing entities or a trustee of a financing entity sponsored by the Company, (iii) is evidenced by securities issued under one of the indentures dated either as of November 15, 1996 or as of January 1, 1997, each between the Company and The Chase Manhattan Bank, as trustee (unless such securities are by their terms senior in right of payment to the securities heretofore issued under said indentures), or (iv) is a guarantee of the Company on a subordinated basis under certain guarantee agreements dated December 3, 1996, December 5, 1996 or January 31, 1997, relating to securities issued by certain financing entities affiliated with the Company. The term "indebtedness for money borrowed" as used in the prior sentence includes, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

     As of December 31, 1998, the aggregate amount of Senior Indebtedness and General Obligations of the Company was approximately $11.6 billion.

LIMITED RIGHTS OF ACCELERATION

     Unless otherwise specified in the Prospectus Supplement relating to any series of Subordinated Securities, payment of principal of the Subordinated Securities may be accelerated only in case of the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Securities or the performance of any other covenant of the Company in the Subordinated Indenture. Payment of principal of the Old Subordinated Securities may be accelerated in the case of the bankruptcy, insolvency or reorganization of the Company. For certain Old Subordinated Securities, payment of principal also may be accelerated in the case of insolvency or receivership of The First National Bank of Chicago or NBD Bank, Detroit, Michigan.

EVENTS OF DEFAULT, DEFAULTS, WAIVERS, ETC.

     An Event of Default with respect to Subordinated Securities of any series is defined in the Subordinated Indenture as certain events involving the bankruptcy, insolvency or reorganization of the Company and any other Event of Default provided with respect to Subordinated Securities of that series. A "Default" with respect to Subordinated Securities of any series is defined in the Subordinated Indenture as

          (i) an Event of Default with respect to such series,

          (ii) default in the payment of the principal of or premium, if any, on any Subordinated Security of such series when due,

          (iii) default in the payment of interest upon any Subordinated Security of such series when due and the continuance of such default for a period of 30 days,

          (iv) default in the performance of any other covenant or agreement of the Company in the Subordinated Indenture with respect to Subordinated Securities of such series and continuance of such default for 90 days after written notice; or

          (v) any other Default provided with respect to Subordinated Securities of any series.

     If an Event of Default with respect to any series of Subordinated Securities for which there are Subordinated Securities outstanding under the Subordinated Indenture occurs and is continuing, either the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Securities of such series may declare the principal amount (or if such Subordinated Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Subordinated Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Subordinated Securities of any series outstanding under the Subordinated Indenture may waive an Event of Default resulting in acceleration of such Subordinated Securities, but only if all Defaults have been remedied and all payments due (other than those due as a result of acceleration) have been made.

     If a Default occurs and is continuing, the Trustee may in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the Subordinated Securities of any series outstanding under the Subordinated Indenture and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Subordinated Indenture shall, proceed to protect the rights of the holders of all the Subordinated Securities of such series. Prior to acceleration of maturity of the Subordinated Securities of any series outstanding under the Subordinated Indenture, the holders of a majority in aggregate principal amount of such Subordinated Securities may waive any past default under the Subordinated Indenture except a default in the payment of principal of, premium, if any, or interest on the Subordinated Securities of such series.

     The Subordinated Indenture provides that in the event of a Default specified in clauses (ii) or (iii) of the definition thereof in payment of principal of, premium, if any, or interest on any Subordinated Security of any series, the Company will, upon demand of the applicable Trustee, pay to it, for the benefit of the holder of any such Subordinated Security, the whole amount then due and payable on such Subordinated Security for principal, premium, if any, and interest. The Subordinated Indenture further provides that if the Company fails to pay such amount forthwith upon such demand, the applicable Trustee may, among other things, institute a judicial proceeding for the collection thereof.

     The Subordinated Indenture also provides that notwithstanding any other provision of the Subordinated Indenture, the holder of any Subordinated Security of any series shall have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Subordinated Security on the respective Stated Maturities (as defined in the Subordinated Indenture) expressed in such Subordinated Security and that such right shall not be impaired without the consent of such holder.

     The Company is required to file annually with the applicable Trustee a written statement of officers as to the existence or non-existence of defaults under the Subordinated Indenture or the Subordinated Securities.

                          DESCRIPTION OF DEBT WARRANTS

     The Company may issue warrants for the purchase of Debt Securities ("Debt Warrants"). Debt Warrants may be issued independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. The Debt Warrants are to be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a warrant agent which will be designated in the applicable Prospectus Supplement (the "Debt Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Debt Warrants (the "Offered Debt Warrants"). The Debt Warrant Agent will act solely as an agent of the Company in connection with the Debt Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Debt Warrants. The following summaries of certain provisions of the form of Debt Warrant Agreement and form of certificate, if any, representing the Debt Warrants (the "Debt Warrant Certificates"), do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms, which Agreement and Certificate, if any, will be filed as exhibits to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

     If Debt Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Debt Warrants, the Debt Warrant Agreement relating to the Offered Debt Warrants and, if applicable, the Debt Warrant Certificates, including the following:

          - the offering price;

          - the currency or currency unit in which the price for the Offered Debt Warrants may be payable;

          - the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the Offered Debt Warrants;

          - if applicable, the designation and terms of the Securities with which the Offered Debt Warrants are issued and the number of Offered Debt Warrants issued with each such Security;

          - if the Debt Securities purchasable upon exercise of Offered Debt Warrants are denominated in a currency or currency unit other than U.S. dollars, the denomination of such Debt Securities and the currency or units based on or relating to currencies (including ECU) in which the principal of, premium, if any, and interest on such Debt Securities will be payable;

          - if applicable, the date on and after which the Offered Debt Warrants and the related Securities will be separately transferable;

          - the principal amount of Debt Securities purchasable upon exercise of an Offered Debt Warrant and the price at which, and currency or currency units based on or relating to currencies (including ECU) in which, such principal amount of Debt Securities may be purchased upon such exercise;

          - the date on which the right to exercise the Offered Debt Warrants shall commence and the date on which such right shall expire;

          - if applicable, a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations;

          - whether the Debt Warrants will be represented by certificates or issued in book-entry form; and

          - any other terms of the Offered Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Offered Debt Warrants.

                        DESCRIPTION OF CURRENCY WARRANTS

     The Company may issue options, warrants or other rights relating to the exchange of certain currencies ("Currency Warrants") which, upon exercise at a permitted time or times in the future, entitle any holder thereof to receive the Cash Settlement Value (as defined below) of two designated currencies. Currency Warrants may be issued independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. The Currency Warrants are to be issued under warrant agreements (each a "Currency Warrant Agreement") to be entered into between the Company and a warrant agent which will be designated in the applicable Prospectus Supplement (the "Currency Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Currency Warrants (the "Offered Currency Warrants"). The Currency Warrant Agent will act solely as an agent of the Company in connection with the Currency Warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of Currency Warrants. The following summaries of certain provisions of the form of Currency Warrant Agreement and the form of certificate, if any, representing the Currency Warrants (the "Currency Warrant Certificates") do not purport to be complete and are subject to and are qualified in their entirety by reference to all the provisions of the Currency Warrant Agreement and the Currency Warrant Certificates, respectively, including the definitions therein of certain terms, which Agreement and Certificate, if any, will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

     The Currency Warrants will not require, or entitle, any holder thereof to sell any foreign currency to the Company. The Company will make only a U.S. dollar cash settlement upon exercise of a Currency Warrant and will not be obligated to purchase or take delivery of any foreign currency from any holder of a Currency Warrant.

     The "Cash Settlement Value" of an exercised Currency Warrant will be an amount stated in U.S. dollars which is the greater of (i) zero and (ii) an amount equal to (a) the nominal amount of such Currency Warrant, minus (b) an amount equal to the nominal amount of such Currency Warrant times a fraction, the numerator of which is the Strike Price of such Currency Warrant and the denominator of which is the Spot Rate of such Currency Warrant on the Exercise Date. The "nominal amount" of a Currency Warrant refers to the principal amount, expressed in U.S. dollars, of a currency (the "Base Currency") which is to be compared to another currency (the "Second Currency") upon exercise of such Currency Warrant. Unless otherwise specified in the applicable Prospectus Supplement, the Base Currency shall be U.S. dollars. The "Strike Price" is the designated rate of exchange of the Base Currency for the Second Currency which the Company will specify in the Prospectus Supplement relating to the Offered Currency Warrants. The "Spot Rate" refers to the floating rate of exchange of the Base Currency for the Second Currency on any given date, as quoted by a reference bank or banks or other institution at a designated time of day, such source of quotations and time to be specified in the applicable Prospectus Supplement. The "Exercise Date" refers to the effective date on which the holder of a Currency Warrant exercises such Currency Warrant.

     If Currency Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Currency Warrants, the Currency Warrant Agreement relating to the Offered Currency Warrants and, if applicable, the Currency Warrant Certificates, including the following:

          - the aggregate number of Offered Currency Warrants;

          - the nominal amount of each Offered Currency Warrant;

          - the price of the Offered Currency Warrants;

          - the Base Currency and the Second Currency;

          - the Strike Price for the Offered Currency Warrants;

          - the reference bank or banks or other institution and time of day to be used to determine the Spot Rate;

          - the date on which the right to exercise the Offered Currency Warrants shall begin and the date on which such right shall terminate;

          - if applicable, the minimum or maximum amount of Offered Currency Warrants which may be exercised at any one time;

          - the place or places at which payment of the Cash Settlement Value is to be made by the Company;

          - whether the Offered Currency Warrants will be represented by certificates or issued in book-entry form;

          - the method by which the Offered Currency Warrants are to be exercised;

          - the Federal income tax consequences and other special considerations, procedures and limitations applicable to such Offered Currency Warrants; and

          - any other terms of the Offered Currency Warrants, including risk factors specifically relating to the Base Currency or Second Currency and Currency Warrants relating to such currencies.

                      DESCRIPTION OF STOCK-INDEX WARRANTS

     The Company may issue options, warrants or other rights which, upon exercise at a permitted time or times in the future, entitle any holder thereof to receive an amount of cash determined by references to increases and/or decreases in the level of a specified stock index ("Stock-Index Warrants"). Stock-Index Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. The Stock-Index Warrants are to be issued under one or more warrant agreements (each a "Stock-Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as stock-index warrant agent which will be designated in the applicable Prospectus Supplement (the "Stock-Index Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Stock-Index Warrants (the "Offered Stock-Index Warrants"). The Stock-Index Warrant Agent will act solely as an agent of the Company in connection with the Stock-Index Warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of Stock-Index Warrants. The following summaries of certain provisions of the form of Stock-Index Warrant Agreement and form of certificate, if any, representing the Stock-Index Warrants (the "Stock-Index Warrant Certificates") do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Stock-Index Warrant Agreement and the Stock-Index Warrant Certificates, respectively, including the definitions therein of certain terms, which Agreement and Certificate, if any, will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

     The Company may issue Stock-Index Warrants either in the form of "Stock-Index Put Warrants" entitling the holders thereof to receive from the Company the Stock-Index Cash Settlement Value (as described in the applicable Prospectus Supplement) in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the Stock-Index Exercise Price (as described in the applicable Prospectus Supplement) exceeds the closing value of the Index on the valuation date (the "Index Value") at the time of exercise, or in the form of "Stock-Index Call Warrants" entitling the holders thereof to receive from the Company the Stock-Index Cash Settlement Value in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the Index Value at the time of exercise exceeds the Stock-Index Exercise Price.

     The Prospectus Supplement for the Offered Stock-Index Warrants will set forth the formula pursuant to which the Stock-Index Cash Settlement Value will be determined. In addition, if so specified in the applicable Prospectus Supplement, following the occurrence of a Market Disruption Event (as defined therein), the Stock-Index Cash Settlement Value may be determined on a different basis than under normal exercise of a Stock-Index Warrant.

     Unless otherwise indicated in the Prospectus Supplement, a Stock-Index Warrant will be settled only in cash and, accordingly, will not require or entitle a holder thereof to sell, deliver, purchase or take delivery of any shares of any underlying stock or any other securities. The holders will not be entitled to any of the rights of the holders of any underlying stock.

     If Stock-Index Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Stock-Index Warrants, the Stock-Index Warrant Agreement relating to the Offered Stock-Index Warrants and, if applicable, the Stock-Index Warrant Certificates, including the following:

          - whether such Stock-Index Warrants are Stock-Index Put Warrants, Stock-Index Call Warrants or both;

          - the aggregate number of Offered Stock-Index Warrants;

          - the offering price;

          - the stock index for the Offered Stock-Index Warrants, which may be based on one or more U.S. or foreign stocks or a combination thereof and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on one or more underlying stock or stocks selected by the Company solely in connection with the issuance of the Offered Stock-Index Warrants, and certain information regarding such stock index and the underlying stock or stocks;

          - the date on which the right to exercise the Offered Stock-Index Warrants commences and the date on which such right expires;

          - the procedures and conditions relating to exercise;

          - the circumstances, if any, which will cause the Offered Stock-Index Warrants to be deemed to be automatically exercised;

          - the minimum number, if any, of Stock-Index Warrants to be exercised at any one time other than upon automatic exercise and any other restrictions on exercise;

          - the maximum number, if any, of the Offered Stock-Index Warrants that may, subject to the Company's election, be exercised by all owners (or by any person or entity) on any day;

          - the method of providing for a substitute index or otherwise determining the amount payable in connection with the exercise of the Offered Stock-Index Warrants if the stock index changes or ceases to be made available by its publisher, which determination will be made by an independent expert;

          - the national securities exchange on which the Offered Stock-Index Warrants will be listed, if any;

          - whether the Offered Stock-Index Warrants will be issued in certificated or book-entry form;

          - the place or places at which payment of the Stock-Index Cash Settlement Value is to be made by the Company;

          - information with respect to book-entry procedures, if any;

          - the plan of distribution of the Offered Stock-Index Warrants;

          - the identity of the Stock-Index Warrant Agent;

          - any provisions permitting a holder of a Stock-Index Warrant to condition a stock-index exercise notice on the absence of certain specified changes in the Index Value after the Stock-Index Warrant exercise date; and

          - any other terms of the Offered Stock-Index Warrants, including risk factors specifically relating to fluctuations in the applicable stock index and possible illiquidity in the secondary market.

     Prospective purchasers of Stock-Index Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Stock-Index Warrants. The Prospectus Supplement relating to any issue of Stock-Index Warrants will describe such considerations.

                         DESCRIPTION OF OTHER WARRANTS

     The Company may issue other options, warrants or rights ("Other Warrants"), if permitted under applicable law, to buy or sell debt securities of or guaranteed by the United States, to buy or sell a commodity or a unit of a commodity index or to buy or sell some other item or unit of an index other than indices covered by Stock-Index Warrants (collectively, "Exercise Items"). Owners of Other Warrants will be entitled to receive from the Company the cash settlement value in U.S. dollars of the right to buy or sell the Exercise Items (the "Other Warrant Cash Settlement Value"). An Owner of Other Warrants will receive a cash payment upon exercise only if the Other Warrants have an Other Warrant Cash Settlement Value in excess of zero at that time.

     Other Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. The Other Warrants are to be issued under one or more other warrant agreements (the "Other Warrant Agreements") to be entered into between the Company and a bank or trust company, as warrant agent which will be designated in the applicable Prospectus Supplement (the "Other Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Other Warrants. The Other Warrant Agent will act solely as an agent of the Company in connection with the Other Warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of the Other Warrants. The following summaries of certain provisions of the form of Other Warrant Agreement and form of certificate, if any, representing the Other Warrants (the "Other Warrant Certificates") do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Other Warrant Agreement and the Other Warrant Certificates, respectively, including the definitions therein of certain terms which Agreement and Certificate, if any, will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

     Unless otherwise indicated in the Prospectus Supplement, an Other Warrant will be settled only in cash, in U.S. dollars, and accordingly, will not require or entitle an owner thereof to sell, deliver, purchase or take delivery of any Exercise Items.

     If Other Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Other Warrants, including, where applicable, the following:

          - the title and aggregate number of such Other Warrants;

          - the offering price;

          - the Exercise Items that such Other Warrants represent the right to buy or sell;

          - the procedures and conditions relating to exercise;

          - the date on which the right to exercise the Other Warrants shall commence and the date such right shall expire (the "Other Warrant Expiration Date");

          - the method of determining the Other Warrant Cash Settlement Value;

          - whether such Other Warrants will be issued in certificated or book-entry form;

          - whether such Other Warrants will be listed on a national securities exchange;

          - information with respect to book-entry procedures, if any;

          - the identity of the Other Warrant Agent; and

          - any other terms of such Other Warrants, including risk factors relating to significant fluctuations in the market for the applicable Exercise Item, the potential illiquidity of the secondary market and the risk that the Other Warrants may expire worthless.

     Prospective purchasers of Other Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Other Warrants. The Prospectus Supplement relating to any issue of Other Warrants will describe such considerations.

                         DESCRIPTION OF PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of Preferred Stock offered by any Prospectus Supplement will be specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the terms of any series of Preferred Stock may differ from the terms set forth below. The description of the terms of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designation relating to the applicable series of Preferred Stock, which Certificate will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

GENERAL

     Pursuant to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors of the Company has the authority, without further stockholder action, to issue from time to time a maximum of 50,000,000 shares of preferred stock, $0.01 par value, in one or more series and for such consideration, as may be fixed from time to time by the Board of Directors of the Company, and to fix before the issuance of any shares of preferred stock of a particular series, the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price or prices, if any, and the terms and conditions of the redemption, the voting rights, any sinking fund provisions for the redemption or purchase of the shares of such series, the terms and conditions upon which the shares are convertible, if they are convertible, and any other relative rights, preferences and limitations pertaining to such series.

     As of December 31, 1998, there were issued and outstanding 1,191,000 shares of the Company's Preferred Stock with Cumulative and Adjustable Dividends, Series B ($100 stated value) (the "Series B Preferred Stock") and 713,800 shares of the Company's Preferred Stock with Cumulative and Adjustable Dividends, Series C ($100 stated value) (the "Series C Preferred Stock") (collectively, the "Existing Preferred Stock"). In addition, the Company has issued 6,000,000 preferred share purchase units ("Preferred Purchase Units") which may require the holder of which to purchase, no later than 2023, the Company's 7 1/2% Cumulative Preferred Stock (the "7 1/2% Preferred Stock"). See "Description of Existing Preferred Stock and Preferred Purchase Units" herein.

     As described under "Description of Depositary Shares" below, the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts, each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of Preferred Stock) of a share of the particular series of the Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of the Preferred Stock.

     Under interpretations adopted by the Federal Reserve Board, if the holders of Preferred Stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described under "Voting Rights" below, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Company) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at such time as such series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of such series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of such series.

     The Preferred Stock shall have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise specified in the applicable Prospectus Supplement. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including:

          - the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered;

          - the initial public offering price at which such shares will be issued;

          - the dividend rate or rates (or method of calculation), the dividend periods, the date on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

          - any redemption or sinking fund provisions;

          - any conversion provisions;

          - whether the Company has elected to offer Depositary Shares as described below under "Description of Depositary Shares"; and

          - any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

     The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of Preferred Stock will upon issuance rank on a parity in all respects with the Company's Existing Preferred Stock, described below, and each other then outstanding series of preferred stock of the Company. The Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Company. Unless otherwise specified in the applicable Prospectus Supplement, First Chicago Trust Company of New York, or an affiliate, will be the transfer agent and registrar for the Preferred Stock.

     Because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of Preferred Stock, to participate in the assets of any Company subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

DIVIDENDS

     The holders of the Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends at such rates and on such dates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as will be fixed by the Board of Directors of the Company. Dividends may be paid in the form of cash, Preferred Stock (of the same or a different series) or Common Stock of the Company, in each case as specified in the applicable Prospectus Supplement.

     Dividends on any series of Preferred Stock may be cumulative or noncumulative, as specified in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of such Preferred Stock will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such Preferred Stock are declared or paid on any future dividend payment dates.

     The Company shall not declare or pay or set apart for payment any dividends on any series of its preferred shares ranking, as to dividends, on a parity with or junior to the outstanding Preferred Stock of any series unless (i) if such Preferred Stock has a cumulative dividend ("Cumulative Preferred Stock"), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such Preferred Stock for all dividend periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares of the Company, or (ii) if such Preferred Stock is Noncumulative Preferred Stock, full dividends for the then-current dividend period on such Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment.

     When dividends are not paid in full upon Preferred Stock of any series and any other shares of preferred stock of the Company ranking on a parity as to dividends with such Preferred Stock, all dividends declared upon such Preferred Stock and any other preferred shares of the Company ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such other shares shall in all cases bear to each other the same ratio that the accrued dividends per share on such Preferred Stock (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) and such other preferred shares bear to each other.

     Except as set forth in the preceding paragraph, unless full dividends on the outstanding Cumulative Preferred Stock of any series have been paid for all past dividend periods and full dividends for the then-current dividend period on the outstanding Noncumulative Preferred Stock of any series have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no dividends(other than in Common Stock of the Company or other shares of the Company ranking junior to such Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be made on the Common Stock of the Company or on any other shares of the Company ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation. Unless full dividends on the Cumulative Preferred Stock of any series have been paid for all past dividend periods and full dividends for the then-current dividend period on the Noncumulative Preferred Stock of any series have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no Common Stock or any other shares of the Company ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any such shares) by the Company or any subsidiary of the Company except by conversion into or exchange for shares of the Company ranking junior to such Preferred Stock as to dividends and upon liquidation.

REDEMPTION

     A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable Prospectus Supplement and subject to the rights of holders of other securities of the Company. Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued preferred shares.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     If fewer than all the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined in a manner designated by the Board of Directors of the Company and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot or by any other method as may be determined by the Board of Directors of the Company.

     Notwithstanding the foregoing, if any dividends, including any accumulation, on Cumulative Preferred Stock of any series are in arrears, no Preferred Stock of such series shall be redeemed unless all outstanding Preferred Stock of such series is simultaneously redeemed and the Company shall not purchase or otherwise acquire any Preferred Stock of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of the Preferred Stock of such series.

     Notice of redemption shall be given by mailing the same to each record holder of the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on the stock books of the Company. Each notice shall state:

          (i) the redemption date;

          (ii) the number of shares and series of the Preferred Stock to be redeemed;

          (iii) the redemption price;

          (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price;

          (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

          (vi) the date upon which the holder's conversion rights, if any, as to such shares, shall terminate.

     If fewer than all the shares of Preferred Stock of any series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Preferred Stock to be redeemed from such holder.

     If notice of redemption of any shares of Preferred Stock has been given, from and after the redemption date for such shares (unless the Company defaults in providing money for the payment of the redemption price of such shares), dividends on such shares shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Company (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates representing any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), the redemption price set forth above shall be paid out of the funds provided by the Company. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

CONVERSION RIGHTS

     The Prospectus Supplement relating to a series of the Preferred Stock that is convertible will state the terms on which shares of such series are convertible into the Company's Common Stock, or another series of Preferred Stock.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class or series of shares ranking junior to such Preferred Stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such Preferred Stock plus accrued and unpaid dividends (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods). If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company the amounts payable with respect to Preferred Stock of any series and any other shares of the Company ranking as to any such distribution on a parity with such Preferred Stock are not paid in full, the holders of such Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock of any series will not be entitled to any further participation in any distribution of assets by the Company.

VOTING RIGHTS

     Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. In the event the Company issues full shares of any series of Preferred Stock, each such share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. However, as more fully described under "Description of Depositary Shares" below, if the Company elects to issue Depositary Shares representing a fraction of a share of a series of Preferred Stock, each such Depositary Share will, in effect, be entitled to such fraction of a vote, rather than a full vote, per Depositary Share. Since each full share of any series of Preferred Stock of the Company shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of Preferred Stock are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of Preferred Stock.

     If the equivalent of six quarterly dividends payable on any series of Preferred Stock are in default, the number of directors of the Company will be increased by two and the holders of all outstanding series of Preferred Stock, voting as a single class without regard to series, will be entitled to elect such additional two directors until all dividends in default have been paid or declared and set apart for payment.

     The affirmative vote or consent of the holders of at least 66 2/3 percent of the outstanding shares of Preferred Stock of any series, voting as a class, will be required for any amendment to the Company's Certificate of Incorporation (or any certificate supplemental thereto) that will adversely affect the powers, preferences, privileges or rights of the Preferred Stock of such series. The affirmative vote or consent of the holders of at least 66 2/3 percent of the outstanding shares of Preferred Stock of any series and any other series of preferred shares of the Company ranking on a parity with the Preferred Stock of such series as to dividends or upon liquidation, voting as a single class without regard to series, will be required to authorize, effect or validate the creation, authorization or issue of any shares of any class of stock of the Company ranking prior to the Preferred Stock of such series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Company into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

     Subject to such affirmative vote or consent of the holders of the outstanding shares of Preferred Stock of any series, the Company may, by resolution of its Board of Directors or as otherwise permitted by law, from time to time alter or change the preferences, rights or powers of the Preferred Stock of such series. The holders of the Preferred Stock of such series shall not be entitled to participate in any such vote if, at or prior to the time when any such alteration or change is to take effect, provision is made for the redemption of all the Preferred Stock of such series at the time outstanding. Nothing in this section shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional Preferred Stock of any series) that rank junior to or on a parity with the Preferred Stock of such series as to dividends and liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other obligations of the Company.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. If such option is exercised, the Company will issue to the public receipts for depositary shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below (the "Depositary Shares").

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Preferred Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt will be filed as exhibits to, or incorporated by reference in, the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

     Pending the preparation of definitive engraved Depositary Receipts, the Preferred Stock Depositary may, upon the written order of the Company, issue temporary Depositary Receipts. Such temporary Definitive Receipts will be substantially identical to (and entitle the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but will not be in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

     Upon surrender of Depositary Receipts at the principal office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his order, of the number of whole shares of Preferred Stock and any money or other property represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing a number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of shares of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. The Company does not expect that there will be any public trading market for withdrawn shares of Preferred Stock.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders. The Preferred Stock Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Preferred Stock Depositary for distribution to record holders of Depositary Shares.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF DEPOSITARY SHARES

     If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Preferred Stock Depositary. The Preferred Stock Depositary shall mail notice of redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Preferred Stock Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Preferred Stock Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

TAXATION

     Owners of the Depositary Shares will be treated for Federal income tax purposes as if they were owners of the series of Preferred Stock represented by such Depositary Shares and, accordingly, will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of such series of Preferred Stock. In addition,
(i) no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of Preferred Stock in exchange for Depositary Shares as provided in the Deposit Agreement, (ii) the tax basis of each share of Preferred Stock to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor and (iii) the holding period for shares of the Preferred Stock in the hands of an exchanging owner of Depositary Shares who held such Depositary Shares as a capital asset at the time of the exchange thereof for Preferred Stock will include the period during which such person owned such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Preferred Stock Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Preferred Stock Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

     The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Preferred Stock Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF PREFERRED STOCK DEPOSITARY

     The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary and its acceptance of such appointment. Such successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

      DESCRIPTION OF EXISTING PREFERRED STOCK AND PREFERRED PURCHASE UNITS

     The outstanding Series B Preferred Stock and Series C Preferred Stock of the Company were issued as of October 2, 1998, as part of the Merger in exchange for two similar series of preferred stock of FCN outstanding at the effective time of the Merger. The two series of FCN preferred stock were originally issued by a predecessor corporation in February 1983, and February 1984, respectively. The dividend rate on each series is adjusted quarterly, based on a formula that considers the interest rates for selected short- and long-term U.S. Treasury securities prevailing at the time the rate is set. The Existing Preferred Stock ranks prior to the Company's Common Stock, both as to dividends and upon liquidation, but has no general voting rights (except as described under "Description of Preferred Stock -- Voting Rights"). Each series of the Existing Preferred Stock ranks pari passu with the other series of the Existing Preferred Stock with respect to dividends and liquidation rights.

     The Series B Preferred Stock is subject to a minimum and maximum annual dividend rate of 6.00 percent and 12.00 percent, respectively. The annualized dividend rate for the quarterly period ended May 31, 1999, is 6.00 percent. Shares of this series are redeemable, at the option of the Company, at their stated value of $100 per share plus accrued and unpaid dividends. Shares of this series are not convertible into other securities of the Company.

     The Series C Preferred Stock is subject to a minimum and maximum annual dividend rate of 6.50 percent and 12.50 percent, respectively. The annualized dividend rate for the quarterly period ended May 31, 1999, is 6.50 percent. Shares of this series are redeemable, at the option of the Company, at their stated value of $100 per share plus accrued and unpaid dividends. Shares of this series are not convertible into other securities of the Company.

     The shares of the outstanding Existing Preferred Stock are listed on the New York Stock Exchange. First Chicago Trust Company of New York, or an affiliate, serves as transfer agent, registrar and dividend disbursing agent for shares of the Existing Preferred Stock.

     In addition, on May 11, 1993, the Company issued 6,000,000 Preferred Purchase Units each of which consisted of a 30-year subordinated debenture and a purchase contract requiring the purchase by the holder thereof on May 10, 2023 (or earlier at the Company's election) of the Company's 7 1/2% Preferred Stock at a purchase price of $25 per share. The Company may redeem any or all of the Preferred Purchase Units at anytime after May 10, 1998, at par, and, as a result, some or all of the 7 1/2% Preferred Stock may not be issued by the Company. The 7 1/2% Preferred Stock would rank prior to the Company's Common Stock, but would have no voting rights except if the Preferred Purchase Units were in default or the Certificate of Incorporation was proposed to be amended in a manner adverse to the holders of the 7 1/2% Preferred Stock. The 7 1/2% Preferred Stock would rank pari passu with each other series of Existing Preferred Stock with respect to dividends and liquidation rights. The 7 1/2% Preferred Stock, if issued, would not be convertible into other securities of the Company. The shares of preferred stock which could be issued pursuant to the purchase contracts have been reserved by the Company on its stock records.

                    DESCRIPTION OF PREFERRED STOCK WARRANTS

     The Company may issue warrants for the purchase of Preferred Stock ("Preferred Stock Warrants"). Preferred Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Preferred Stock Warrants will be issued under one or more warrant agreements (each a "Preferred Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as preferred stock warrant agent which will be designated in the applicable Prospectus Supplement (the "Preferred Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Preferred Stock Warrants. The Preferred Stock Warrant Agent will act solely as an agent of the Company in connection with the Preferred Stock Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Preferred Stock Warrant Certificates or beneficial owners of Preferred Stock Warrants. The following summaries of certain provisions of the form of Preferred Stock Warrant Agreement and form of certificate, if any, representing the Preferred Stock Warrants (the "Preferred Stock Warrant Certificates") do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Preferred Stock Warrant Agreement and the Preferred Stock Warrant Certificates which Agreement and Certificate will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

     If Preferred Stock Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Preferred Stock Warrants, the Preferred Stock Warrant Agreement and, if applicable, the Preferred Stock Warrant Certificates, including the following, where applicable:

          - the offering price;

          - the designation, aggregate number and terms of the series of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and minimum number of Preferred Stock Warrants that are exercisable;

          - if applicable, the designation and terms of the Securities with which such Preferred Stock Warrants are being offered and the number of such Preferred Stock Warrants being offered with each such Security;

          - if applicable, the date on and after which such Preferred Stock Warrants and the related Securities will be transferable separately;

          - the number and stated values of the series of Preferred Stock purchasable upon exercise of each such Preferred Stock Warrant and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise;

          - the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire;

          - whether the Preferred Stock Warrants represented by the Preferred Stock Warrant Certificates will be issued in registered or bearer form;

          - information with respect to book-entry procedures, if any; and

          - any other terms of such Preferred Stock Warrants for the purchase of shares of Preferred Stock.

     Preferred Stock Warrant Certificates may be exchanged for new Preferred Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Preferred Stock Warrant, a holder thereof shall have no rights of a holder of shares of the Preferred Stock purchasable upon such exercise, including the right to receive payment of dividends, if any, on the underlying Preferred Stock or the right to vote such underlying Preferred Stock.

     Prospective purchasers of Preferred Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The Prospectus Supplement relating to any issue of Preferred Stock Warrants will describe such considerations.

                      DESCRIPTION OF COMMON STOCK WARRANTS

     The Company may issue warrants for the purchase of Common Stock ("Common Stock Warrants"). Common Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under one or more warrant agreements (each a "Common Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as common stock warrant agent which will be designated in the applicable Prospectus Supplement (the "Common Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Common Stock Warrants. The Common Stock Warrant Agent will act solely as an agent of the Company in connection with the Common Stock Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. The following summaries of certain provisions of the form of Common Stock Warrant Agreement and certificate , if any, representing Common Stock Warrants (the "Common Stock Warrant Certificates") do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Common Stock Warrant Agreement and the Common Stock Warrant Certificate which Agreement and Certificate will be filed as an exhibit to or incorporated by reference in the Registration Statement which this Prospectus forms a part of.

     If Common Stock Warrants are offered, the related Prospectus Supplement will describe the terms of such Common Stock Warrants, the Common Stock Warrant Agreement and, if applicable, the Common Stock Warrant Certificates, including the following, where applicable:

          - the offering price;

          - the aggregate number of shares of Common Stock purchasable upon exercise of such Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable;

          - if applicable, the designation and terms of the Securities with which such Common Stock Warrants are being offered and the number of such Common Stock Warrants being offered with each such Security;

          - if applicable, the date on and after which such Common Stock Warrants and the related Securities will be transferable separately;

          - the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise;

          - the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire;

          - whether the Common Stock Warrants represented by the Common Stock Warrant Certificates will be issued in registered or bearer form;

          - information with respect to book-entry procedures, if any; and

          - any other terms of such Common Stock Warrants for the purchase of shares of Common Stock.

     Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrant a holder thereof shall have no rights of a holder of shares of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

     Prospective purchasers of Common Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The Prospectus Supplement relating to any issue of Common Stock Warrants will describe such considerations.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     The Company is authorized to issue 2,500,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"). As of December 31, 1998, there were outstanding 1,177,310,000 shares of the Company's Common Stock.

     Holders of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any funds legally available therein provided that, so long as any shares of the Company's preferred stock are outstanding, no dividends (other than dividends payable in Common Stock) or other distributions (including redemptions and purchases) may be made with respect to the Common Stock unless full cumulative dividends on the Company's preferred stock have been made. Holders of the Company's Common Stock are entitled upon the liquidation or winding up of the Company, after claims of creditors and preferences of the Company's Existing Preferred Stock and any other series of preferred stock hereafter authorized, to receive pro rata the net assets of the Company.

     The holders of the Common Stock are entitled to one vote for each share held and are vested with all of the voting power except as the Board of Directors of the Company has provided with respect to the outstanding shares of the Company's Existing Preferred Stock or may provide, in the future, with respect to any other series of preferred stock which it may hereafter authorize. Generally, holders of the Company's Series B Preferred Stock and Series C Preferred Stock have no voting rights.

     The shares of Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of the Company at that meeting.

     The Company's Certificate of Incorporation includes specific provisions with respect to mergers and other business combinations. In general, these provisions require that, in the case of a proposed merger or other business combination involving the Company and an Interested Stockholder (as defined in the Certificate of Incorporation), the approving vote of the holders of at least a majority of the voting power of all shares of voting stock held by persons who are not Interested Stockholders or persons affiliated with Interested Stockholders is required, unless the business combination has been approved by a majority of directors not affiliated with the Interested Stockholder or unless certain conditions regarding minimum price and procedural protections are met with respect to each class of the Company's then outstanding voting stock. The provisions of the Certificate of Incorporation also require that the Board of Directors will not approve a proposal for a business combination or a tender offer until the Board of Directors has evaluated the proposal in light of its effect on the stockholders and employees of the Company and the communities served by the Company. These provisions of the Certificate of Incorporation could be used to make more difficult a change in control of the Company.

     The issued and outstanding shares of the Company's Common Stock are fully paid and nonassessable. The holders of the Company's Common Stock do not have any preemptive rights to subscribe for additional shares of capital stock of the Company. The holders of Common Stock have no conversion rights, the Common Stock is not subject to redemption by either the Company or a stockholder, and there is no restriction on the purchase by the Company of shares of Common Stock except for certain regulatory limits.

     The Company's Common Stock is listed on the New York and Chicago Stock Exchanges. First Chicago Trust Company of New York, or an affiliate thereof, is the transfer agent, registrar and dividend disbursing agent for the Common Stock.

                              PLAN OF DISTRIBUTION

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities offered therein.

     The Company may sell Securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. Each Prospectus Supplement will set forth the terms of the Securities to which such Prospectus Supplement relates, including the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such Securities, the public offering or purchase price of such Securities and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which such Securities will be listed. Dealer trading may take place in certain of the Securities, including Securities not listed on any securities exchange.

     Securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. The underwriter or underwriters with respect to each underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and each of the underwriters with respect to a sale of Securities will be obligated to purchase all of its Securities if any are purchased. Any initial public offering price and any discounts or concession allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may be offered and sold by the Company through agents designated by the Company from time to time. Any agent involved in the offer and sale of any Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating to such offering. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

     Offers to purchase Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. The Company may also issue contracts under which the counterparty may be required to purchase Securities. Such contracts would be issued with Securities in amounts, at prices and on terms to be set forth in a Prospectus Supplement.

     The anticipated place and time of delivery of Securities will be set forth in the applicable Prospectus Supplement.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such Securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     Any underwriter or agent participating in the distribution of the Securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold and any discounts or commissions received by them from the Company and any profit realized by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

     Underwriters and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Certain of any such underwriters and agents including their associates, may be customers of, engage in transactions with and perform services for, the Company and its subsidiaries in the ordinary course of business. Banc One Capital Markets, Inc., an affiliate of the Company ("BOCM"), may from time to time act as an agent or underwriter in connection with the sale of the Securities to the extent permitted by applicable law. The participation of BOCM in the offer and sale of the Securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

     This Prospectus and related Prospectus Supplements may be used by BOCM in connection with offers and sales related to secondary market transactions in the Securities to the extent permitted by applicable law.

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

BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities offered hereby will be passed upon for the Company by Sherman I. Goldberg, General Counsel and Secretary of the Company, and for any underwriters, selling agents and certain other purchasers by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Cravath, Swaine & Moore performs legal services for the Company from time to time.

                                    EXPERTS

     The consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 1998, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as expert in accounting and auditing in giving said report.

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